Table of Contents

This Offering Circular Amendment No. 2, amends the Offering Circular of Planet Resources Recovery, Inc., as filed on September 23, 2022, as may be amended and supplemented from time to time (the “Offering Circular”), to add, updated and/or replace information contained in the Offering Circular. This Amendment No. 2 includes the financial statements of Planet Resources Recovery, Inc. for the quarter ended September 30, 2022, and the years ended December 31, 2021 and December 31, 2022.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED DECEMBER 9, 2022

SUBJECT TO COMPLETION

AMENDMENT NO. 2 TO

PLANET RESOURCE RECOVERY, INC.

6321 Porter Road, Suite 7

Sarasota, FL 34240

800-255-2511

Planned Date of Offering: December 9, 2022

MAXIMUM OFFERING AMOUNT: $5,000,000

Common Stock

Planet Resource Recovery, Inc., a Nevada corporation (the “Company”), is offering a maximum of 1,000,000,000 (One Billion) shares (the “Maximum Offering”) of our common stock, par value $0.001 (the “Common Stock”) at an offering price of Five One-Thousandths of a Dollar $0.005 per share (the “Shares”) on a “best efforts” basis (the “Offering”). This Offering will terminate on the earlier of (i) December 9, 2023, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company; or (ii) the date on which the Maximum Offering is sold (in either case, the “Termination Date”). There is an escrow established for this Offering by Don Keer, attorney at law. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, development expenses, offering expenses, and other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 8 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock. Investing in the Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Convertible Preferred Stock, which have a three thousand (3,000) to one voting preference for each share outstanding.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions (1)	Proceeds to the Company (2)
Per Share	$0.005	$0.000	$0.005
Maximum Offering	$5,000,000	$0	$5,000,000

(1) The Company does not currently intend to use commissioned sales agents or underwriters, commissions are estimated.

(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $50,000 and which include, among other things, legal fees, reproduction expenses, and actual out-of-pocket expenses incurred by the Company.

Our common stock is quoted in the over-the-counter market under the symbol “PRRY” in the OTC Pink marketplace of OTC Link. On December 9, 2022, the closing price of our common stock was $0.0048 per share.

FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS AMENDMENT No. 2 TO PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS AMENDMENT No. 2 TO PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THE COMPANY IS LARGELY FOLLOWING THE “FORM S-1” FORMAT OF DISCLOSURE UNDER REGULATION A.

The date of this Amendment No. 2 to Offering Circular (hereinafter this “Offering Circular”) is December 9, 2022.

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SUMMARY AND RISK FACTORS

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

We are offering to sell, and seeking offers to buy, our securities in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities.  Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning our business are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “we,” “PRRY,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Planet Resource Recovery, Inc. and its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. The risk factors contained under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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INDUSTRY AND MARKET DATA

Although we are responsible for all disclosure contained in this Offering Circular, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the machine vision for the manufacturing industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular.

Overview of the Company

Planet Resource Recovery, Inc. (OTC: PRRY) is a publicly traded Nevada based company that has recently acquired the intellectual property and tooling associated with the amphibious MAX ATV (all-terrain vehicle) product line and will begin manufacturing MAX ATVs (originally manufactured by Recreatives Industries Inc. between 1969-2013) in New York state. Our management has many years of experience in manufacturing, engineering, business management, ecommerce, and finance, and the company President, Galen Reich, was General Manager of Recreatives Industries for more than 20 years. We will capitalize on MAX ATVs’ brand legacy of 52 years as well as the proven product design embedded in all the intellectual property developed over decades and now exclusive to PRRY.

Our mission is to offer extraordinary off-road mobility to both consumer and commercial markets by manufacturing off-road vehicles with unique design features that give them exceptional capability to traverse terrain that is impassable to most other types of off-road vehicles.

We will initially focus on building the recreational/light utility MAX ATVs all-terrain vehicle product line from existing designs. We hope this strategy will serve to re-establish the supply chain and help us regain acceptance into the broader global ATV market, which we believe continues to grow at over 1,010,000 units per year.

Once we reinvigorate the existing customer base for MAX ATV parts, accessories, and vehicles, we plan to achieve growth through continued investment in research and development and deployment of upgrades, including electric drivetrains, hybrid and EV vehicles, and larger eight-wheeled vehicles to challenge Argo, our major competitor in the ATV marketplace. While the MAX line of vehicles fulfills a range of recreational and light utility roles, our next generation vehicles and associated accessories will better serve industrial and commercial customers, in addition to law enforcement, border patrol, and military customers who need greater passenger and load-carrying capacity.

Our planned diversification into electric drivetrains will draw upon recent advancements in battery and drive motor technology, which make smaller off-road vehicles possible. We believe and hope that electric drivetrains offer performance exceeding that of the traditional mechanical transmissions that most all-terrain vehicles employ – electric drive motors powering each set of wheels in the vehicle (left and right sides) will allow for true variable speed skid-steering, which permits continuous power flow to all wheels when steering. Variable-speed skid-steering has been the elusive “Holy Grail” drivetrain concept that we believe many smaller companies have attempted but failed to achieve commercial success within this class of vehicle, mainly because past focus has been on heavy and complicated hydrostatic (hydraulic) drive technology rather than what innovative electric drivetrain technology can offer.

As we re-build the MAX ATVs brand, we intend to strategically reinvest profits into the business by purchasing certain vendors to vertically integrate suppliers for critical components. Specifically, the intent is to target suppliers of high value-added machined parts such as transmission gears, input and output shafts, axles, sprockets, etc. to lower build cost and to keep supply of parts in lockstep with sales volume.

We believe that the development plans noted above will broaden market appeal across many segments, beyond what the current MAX ATV all-terrain vehicles offers its customers – and our research and development and diversification plans are intended to expand sales into those new segments.

Additional information on the Company can be found within this Offering Circular.

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REGULATION A+

We are offering our Common Stock pursuant to rules adopted by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer up to $20 million in a 12-month period.

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THE OFFERING

Issuer:	Planet Resource Recovery, Inc.

Shares Offered:	A maximum of One Billion (1,000,000,000) shares of our Common Stock (the “Shares”) at an offering price of five one-thousandths of a dollar $0.005 per share.

Number of shares of Common Stock Outstanding before the Offering:	329,422,996 shares of Common Stock

Number of shares of Common Stock to be Outstanding after the Offering:	1,329,422,996 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	Five One-Thousandths of a Dollar ($0.005).

Maximum Offering:	One Billion (1,000,000,000) shares of our Common Stock at an offering price of Five One-Thousandths of a Dollar ($0.005 per share), for total gross proceeds of Five Million Dollars ($5,000,000) (the “Maximum Offering”).

Use of Proceeds:	We will use the net proceeds for the development and expansion of our business, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

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ADDITIONAL INFORMATION ABOUT THE OFFERING

Offering Period and Expiration Date

This Offering will start on December 9, 2022, or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute, and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to our bank account designated in our subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Forum Selection Provision

The subscription agreement includes a forum selection provision that requires that, to the fullest extent permitted by applicable law, subscribers bring any claims against us based on the subscription agreement in a state or federal court of competent jurisdiction in the State of Nevada. The forum selection provision may limit investors’ ability to bring claims in a judicial forum that they believe is favorable to such disputes and may discourage lawsuits with respect to such claims. We have adopted the provision since Nevada has a well-developed framework for contract law and seeks to limit the time and expense incurred by its management to challenge any such claims. As a Company with a small management team, this provision allows our officers to not lose a significant amount of time travelling to any particular forum so we may continue to focus on the operations of the Company. The foregoing notwithstanding, if there is an applicable law that does not permit such forum selection (e.g., the Exchange Act or the Securities Act), then the forum selection provision would not be permissible and, therefore, not applicable. We hereby confirm that the forum selection provision in our subscription agreement does not apply to federal securities law claims.

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Where You Can Find More Information

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes Amendment No. 2 of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” into this offering circular the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this offering circular. Any information incorporated by reference will automatically be deemed to be modified or superseded to the extent that information in this offering circular or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We urge you to carefully read this Offering Circular and the documents incorporated by reference herein, before purchasing any shares of Common Stock offered under this Offering Circular. This Offering Circular may add or update information contained in the documents incorporated by reference herein. To the extent that any statement that we make in this Offering Circular is inconsistent with statements made in the documents incorporated by reference herein, you should rely on the information in this Offering Circular and the statements made in this Offering Circular will be deemed to modify or supersede those made in the documents incorporated by reference herein.

You should rely only on the information contained in this Offering Circular or incorporated herein by reference. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular or incorporated herein by reference. You should not rely on any unauthorized information or representation. This Offering Circular is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Offering Circular is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Offering Circular, or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this Offering Circular were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this Offering Circular have been delivered, a copy of any of the documents incorporated by reference into this Offering Circular but not delivered with them. You may obtain a copy of these filings, at no cost, by writing or calling us at Planet Resource Recovery, Inc., 6321 Porter Road, Suite 7, Sarasota, FL 34240, 800-255-2511. Exhibits to these filings will not be provided unless those exhibits have been specifically incorporated by reference in this Offering Circular.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition, or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward-Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to Our Business

Our ability to continue as a going concern is in substantial doubt absent obtaining adequate new debt or equity financings.

Our continued existence is dependent upon us obtaining adequate working capital to fund all of our planned operations. Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses. Thus, if we are unable to raise funds to fund the assembling and commercialization of the MAX ATVs intellectual property we acquired, we may not be able to continue as a going concern and you will lose your investment. We have incurred accumulated operating losses since inception and have working capital deficits at the end of 2021, 2020, 2019 and 2018. If we can raise the necessary funds to execute our business plan or if we earn any revenues from our business operations, some of these funds will have to be used to pay off the outstanding accounts payable and debt of the Company.

There are no audited financial statements attached to this Offering Circular.

We have yet to prepare audited financial statements in accordance with generally accepted accounting principles and SEC approved accounting rules. Consequently, investors will not have the benefit of fully assessing the risks, performance and growth that audited financial data provides. Investors will have to rely on the fairness and accuracy of the financial information as provided by our management, without having access to the objective and independent opinion of an auditor. Material misstatements in the financial information provided by us may not be detected by potential investors. The financial statements provided have not been independently examined or evaluated, and there has been no expression of an opinion as to the fairness and accuracy of the financial information provided by us. Our financial systems, transactions and financial records have not been independently examined or evaluated to determine if they comply with applicable statutes and regulations, or if they portray accurately and completely the present financial performance and position of the Company.

We need additional capital to fund our growing operations, and we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations or cease operations altogether.

We need additional capital to fund our operations and we may not be able to obtain such capital, which would cause us to limit or cease our operations entirely. The conditions of the global credit markets may adversely affect our ability to raise capital in the future. If adequate additional financing is not available on reasonable terms or at all, we may not be able to execute our business plans and may have to modify them accordingly or even suspend them.

Even if we do find a source of additional capital, we may not be able to negotiate favorable terms and conditions for receiving the additional capital. Any future capital investments will dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Loss of key personnel critical for management decisions would have an adverse impact on our business.

Our success depends upon the continued contributions of our executive officers and/or key employees, particularly with respect to providing the critical management decisions and contacts necessary to manage acquisitions, product development, marketing, and growth within our industry. Competition for qualified personnel can be intense and there are a limited number of people with the requisite knowledge and experience. Under these conditions, we could be unable to attract and retain these personnel. The loss of the services of any of our executive officers or other key employees for any reason could have a material adverse effect on our business, operating results, financial condition, and cash flows.

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We expect competition for our products and services.

Some of our competitors and potential competitors are well established and have greater financial, research and development, technical, manufacturing and marketing resources than we have today. If our main competitor decides to focus on releasing an economical entry-level Amphibious ATV at our targeted price point, they could have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of these products more quickly and effectively than we can. As of today, there can also be no assurance that current and future competitors will not develop new and enhanced or more cost-effective vehicles.

International regulation may adversely affect our planned product sales.

As a part of our marketing strategy, we plan to manufacture and sell MAX ATVs’ historical Amphibious ATV vehicle line-up. In addition to regulation by the U.S. government, our vehicles will be subject to environmental and safety regulations in each country in which we market and sell. We anticipate that regulations will vary from country to country and will vary from those of the United States. The difference in regulations and the laws of foreign countries may be significant, and to comply with the laws of these foreign countries, our suppliers may have to implement manufacturing changes or alter product design, or we may need to modify our marketing efforts. Any changes in our business practices or products will require response to the laws of foreign countries and may result in additional expense to us and either reduce or delay product sales.

Unpredictable events, such as the covid-19 outbreak, and associated business disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and affect our ability to raise capital.

Unpredictable events, such as extreme weather conditions, acts of God and medical epidemics such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted.

At this point, the extent to which COVID-19 may have impacted our financial condition or results of operations is uncertain. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could further impact our ability to raise additional capital. There is also a risk that other countries or regions may be less effective at containing COVID-19 or other epidemic outbreaks, or it may be more difficult to contain if such outbreak reaches a larger population or broader geography, in which case the risks described herein could be elevated significantly.

Risks Related to Our Common Stock

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the shares. Therefore, the offering price bears no relationship to our actual value and may make our shares difficult to sell.

Since our Shares are thinly traded, the offering price of $0.005 per share for the Shares of Common Stock was arbitrarily selected. The offering price bears no relationship to the book value, assets or earnings, or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the Shares.

Our stock price may be volatile, and you may not be able to sell your shares for more than what you paid or at all.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of Common Stock at or above the price you paid for them or at all. The trading price of our Common Stock may be subject to fluctuations in response to various factors.

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We may be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

The Securities and Exchange Commission (the “SEC"), has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock may be less than $5.00 per share and therefore we will be considered a “penny stock” according to SEC rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

Our securities currently trade on the OTC Markets®, which may not provide as much liquidity for our investors as more recognized senior exchanges such as the NASDAQ Stock Market or other national or regional exchanges.

Our Common Stock currently trades on the OTC Markets® under the symbol PRRY. The OTC Markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on the OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

We may not satisfy NASDAQ’S initial quotation standards and, even if we do, we may be removed from quotation in the future.

We hope to eventually apply to quote our Common Stock on NASDAQ. Our Common Stock will not commence trading on NASDAQ until a number of conditions are met, including that we have raised the minimum amount of offering proceeds necessary for us to meet the initial quotation requirements of NASDAQ. There is no guarantee that we will be able to meet all such requirements.

In the event we are able to quote our Common Stock on NASDAQ, we will be required to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the quotation of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to removal from quotation. If our Common Stock were to no longer be quoted on NASDAQ and we could not list or quote our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

10

Because directors and officers currently and for the foreseeable future will continue to control PRRY, it is not likely that you will be able to elect directors or have any say in the policies of PRRY.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors and officers of PRRY beneficially own approximately 75% of our current outstanding Common Stock with the CEO holding the voting control Series A Preferred Shares. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. Mr. Andrew Lapp, our Chief Executive Officer and Chairman of the Board, holds 51% of the Series A Preferred Shares which are the voting control block.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Our Common Stock may be further diluted by the conversion rights of issued and outstanding shares of preferred stock and the voting rights of the preferred classes of stock couple with their conversion rights could enable market manipulation and death spiral financing if used inappropriately.

Our most recent designations filed with the Nevada Secretary of State for the issued and outstanding Series A Convertible Preferred Stock allow for redemption of 3,000 shares of Common Stock. The redemption rights allow for the proportional increase in the number of redeemable Common Stock in the event of a forward split. However, in the event of a reverse split of our Common Stock, the conversion rights prohibit the reduction in the amount of redeemable Common Stock upon conversion of Series A Convertible Preferred Stock.

Furthermore, voting rights of the holders of Series A Convertible Preferred Stock are guaranteed as a group, fifty-one percent (51%) of any matter voted on by shareholders, including matters such as forward and reverse splits of Common Stock. Coupled with the conversion rights of the Series A Convertible Preferred Stock, a bad actor could abuse the voting privileges and enact a series A forward split to increase his or her number of Common Stock redeemable upon conversion, and then enact a series of reverse splits to increase the price per share of Common Stock before conversion and sale on the open market.

In addition, there are 1,000 shares of Series B Preferred Stock that are authorized even though there are no Series B Preferred Stock outstanding. Series B Convertible Preferred Stock preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision because the Series B Convertible Preferred Stock has the ability to always vote 51% of the total vote so long as it is outstanding, and in order to change the rights of the Preferred Stockholders or to amend the Articles and Bylaws, it requires a vote of 66 and 2/3% of the Series B Preferred Stockholders. Should there ever be any Series B Convertible Preferred Stock issued then it would dilute investors.

Since we intend to retain any earnings for the development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our Common Stock.

Sales of a significant number of shares of our Common Stock in the public market could harm the market price of our Common Stock. This Offering Circular relates to the sale of up to 1,000,000,000 shares of our Common Stock, which represents approximately 3.14 times our current issued and outstanding shares of our Common Stock. As additional shares of our Common Stock become available for resale in the public market pursuant to this Offering, and otherwise, the supply of our Common Stock will increase, which could decrease its price.

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The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements. Our senior management has never had the responsibility of managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment.

An investment in our common stock is extremely speculative and there can be no assurance of any return on any such investment.

Our Common Stock is currently quoted on the OTC Pink Tier maintained by OTC Markets Group, Inc. under the symbol “PRRY”; however, an investment in our Common Stock is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment. The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

•	Submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, we cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and the price of our securities may be more volatile.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net book value (deficit) as of September 30, 2022 is ($0.00039) or ($0.00039) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 25%, 50%, 75% and 100% of the shares offered for sale in this offering (after deducting estimated offering expenses of $540,000 for each investment level):

	Units sold in this Offering
	250,000,000	500,000,000	750,000,000	1,000,000,000

Public offering price per share	$0.005	$.005	$.005	$0.005
Shares outstanding at June 30, 2022	324,422,996	324,422,996	324,422,996	324,422,996
Net tangible book value as of June 30, 2022	$(112,394.00)	$(112,394.00)	$(112,394.00)	$(112,394.00)
Net tangible book value per share as of June 30, 2022	$(0.00035)	$(0.00035)	$(0.00035)	$(0.00035)
Net offering proceeds	$710,000	$1,960,000	$3,210,000	$4,460,000
As adjusted net tangible book value after giving effect to this Offering	$597,606	$1,847,606	$3,097,606	$4,347,606
Shares outstanding after this Offering	574,422,996	824,422,996	1,074,422,996	1,324,422,996
As adjusted net tangible book value per share after giving effect to this Offering	$0.00104	$0.00224	$0.00288	$0.00328
Dilution per share to investors in this Offering	$0.00396	$0.00276	$0.00212	$0.00172
Increase in net tangible book value per share attributable to new investors	$0.00139	$0.00259	$0.00323	$0.00363

(1)	Based on net book value (deficit) including intangibles, as of September 30, 2022 of ($146,611) and 361,922 outstanding shares of Common Stock.

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PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors, and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders. As of the date of this Offering Circular, unless otherwise permitted by applicable law, we do not intend to accept subscriptions from investors in this Offering who reside in certain states, unless and until we have complied with each such states’ registration and/or qualification requirements or we have engaged a FINRA-member broker-dealer to consummate and process sales to investors in such states. We reserve the right to temporarily suspend and/or modify this Offering and Offering Circular in the future, during the Offering Period, in order to take such actions necessary to enable us to accept subscriptions in this Offering from investors residing in such states identified above.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Common Stock shares. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, Common Stock, or warrants to purchase our Common Stock. We may also issue shares and grant stock options or warrants to purchase our Common Stock to broker-dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our Offering will expire on the first to occur of (a) the sale of all 1,000,000,000 shares of Common Stock offered hereby, (b) one (1) year from the date that this Offering Circular is declared effective, subject to extension for up to one hundred-eighty (180) days in our sole discretion, or (c) when our board of directors elects to terminate the Offering.

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USE OF PROCEEDS TO ISSUER

If the Offering is fully subscribed for 1,000,000,000 shares of Common Stock, we expect that the net proceeds from the sale of shares of Common Stock will be approximately Three Million, Nine Hundred Sixty-Five Thousand Dollars ($3,965,000), based on the subscription price of $0.005 per share and after all estimated expenses of this Offering and the sale of stock in the Offering. We estimate that the aggregate expenses of this Offering will be approximately $540,000.

We intend to use the net proceeds from this Offering (i) for general corporate purposes, including, without limitation, for working capital purposes, hiring of technical and administrative personnel and enhancing marketing, making payments of accounts payable and pre-payments within our supply chain; (ii) to finance capital expenditures, including without limitation the expansion of premises, acquisition of additional rental equipment and transportation; (iii) the payment of indebtedness; (iv) to identify and acquire additional targets; and (v) to otherwise improve our financial position to pursue an up-listing to OTCQB.

Percentage of Offering Sold

Percentage of Offering Sold	25%	50%	75%	100%
Gross Proceeds	$1,126,250	$2,252,500	$3,378,750	$4,505,000
Estimated Offering Expense (1)	540,000	540,000	540,000	540,000
Total Net Proceeds	586,250	1,712,500	2,838,750	3,965,000
Acquisitions	0	0	0	0
Working Capital	98,620	318,313	477,540	667,000
Product Development including accounts payable and pre-payments within our supply chain	243,963	712,642	1,181,321	1,650,000
Hiring of technical and administrative personnel	88,714	228,909	379,455	1,530,000
Reduction of Debt (2)	47,758	139,505	231,253	323,000
Marketing and Sales	107,196	313,131	519,065	725,000
Capital to pursue an up-listing to OTCQB	0	0	50,117	70,000
Total Use of Proceeds	$1,126,250	$2,252,500	$3,378,750	$4,505,000

___________________________

(1)	In the event that our estimated offering expenses are less than the amounts indicated above, any such excess funds shall be applied toward our acquisitions, working capital and other corporate purposes.
(2)	Represents net proceeds we intend to prepay a portion of the outstanding principal amount due to existing lines of credit with the acquisition targets.

The expected use of net proceeds from this Offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this Offering or the order of priority in which we may use such proceeds. Circumstances that may cause us to alter our anticipated uses and allocations of proceeds from this Offering include (i) the size of the Offering and, (ii) our cash flow from operations during fiscal year 2022 - 2023. Accordingly, we will retain broad discretion over the use of these proceeds, and we reserve the right to change the above use of proceeds if management believes it is in our best interest.

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DETERMINATION OF OFFERING PRICE

We are offering shares to be sold at a fixed price of $0.005 for the duration of this Offering. The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value. We have arbitrarily determined it.

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THE BUSINESS

The Company Overview

Planet Resource Recovery, Inc. (the “Company”) is a public Nevada corporation with its physical headquarters located in Sarasota, Florida. Currently, our outstanding common stock is freely trading on the OTC Pink Markets under the ticker symbol “PRRY”. We have recently acquired the intellectual property and tooling associated with the amphibious MAX All-Terrain Vehicle (www.maxatvs.com) product line (“MAX”) and plan to begin manufacturing MAX, which was originally manufactured by Recreatives Industries Inc. between 1969-2013. Our plans involve opening a new manufacturing facility for the MAX in New York state.

We are currently headed by our President, Galen Reich and Chief Executive Officer, Andrew Lapp. Our management team has decades of experience in manufacturing, engineering, business management, ecommerce, and finance, including our President’s tenure as General Manager of Recreatives Industries for more than 20 years. We intend to build upon and capitalize MAX’s existing brand legacy of 52 years, as well as bringing product designs to the market embedded in the intellectual property developed over decades which we now have exclusive rights to.

Our mission is to offer off-road mobility to both consumer and commercial markets by manufacturing off-road vehicles with unique design features that give them added capabilities to traverse terrain that may be impassable to other types of off-road vehicles.

We will initially focus on building the recreational/light utility MAX all-terrain vehicle product line from existing designs. We believe this will serve to re-establish the supply chain and regain brand acceptance into the broader global ATV market which we believe will grow at over 1,010,000 units per year.

Once we reinvigorate the existing customer base for MAX ATV parts, accessories, and vehicles by capitalizing on the MAX intellectual property and drawings which permit re-entry opportunity into the marketplace, we intend to drive rapid growth through persistent investment in R&D and implementation of revolutionary upgrades to include electric drivetrains, hybrid and hopefully EV vehicles, and larger eight-wheeled vehicles to challenge Argo (our major competitor). While the MAX line of vehicles fulfills a range of recreational and light utility roles, our next generation vehicles and associated accessories will better serve industrial and commercial customers, in addition to potential law enforcement, border patrol, and military customers who sometimes need greater passenger and load-carrying capacity.

Our planned diversification into electric drivetrains will draw upon recent exponential advancements in battery and drive motor technology which make smaller off-road vehicles possible. The focus on implementing electric drivetrains is critical to us because of what they potentially offer in performance exceeding that of the traditional mechanical transmissions that we believe most all-terrain vehicles employ. With electric drive trains, electric motors power each set of wheels in the vehicle (left and right sides) and could allow for true variable speed skid-steering which permits continuous power flow to all wheels when steering. Variable-speed skid-steering has been the elusive “Holy Grail” drivetrain concept that we believe many smaller companies have attempted but failed to achieve commercial success within this class of vehicle, mainly because past focus has been on heavy and complicated hydrostatic (hydraulic) drive technology rather than what innovative electric drivetrain technology can offer.

As we re-build the MAX brand, we intend to strategically reinvest profits into the business by purchasing certain vendors to vertically integrate suppliers for critical components. Specifically, the intent is to target suppliers of high value-added machined parts such as transmission gears, input and output shafts, axles, sprockets, etc. to lower build cost and to keep supply of parts in lockstep with sales volume.

Collectively, the development goals noted above will potentially broaden market appeal across many segments outside of what the proven MAX all-terrain vehicles alone offer customers – and our R&D and diversification plans are intended to expand sales far beyond what MAX has achieved in the past. Our belief is that MAX has untapped market potential and our established MAX design can bring a highly desirable product back into the market.

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Mission Statement

We offer extraordinary off-road mobility to both consumer and commercial markets by manufacturing off-road vehicles with unique design features that give them exceptional capability to traverse terrain that is impassable to most other types of off-road vehicles.

Business Objectives

The primary objectives of our organization are to:

a)	Produce high-quality vehicles and accessories;

b)	Develop efficient selling of Vehicles, Parts, and Accessories through both online channels and dealers;

c)	Engage in targeted direct marketing to increase end-user demand for our products (“Pull” strategy);

d)	Develop a Dealer network with protected territories with enticement to stock product (“Push” strategy);

e)	Provide exceptional customer service with online maintenance and service “how-to” videos and similar means;

f)	Achieve growth through persistent investment in R&D and development of revolutionary upgrades to include electric drivetrains, hybrid and EV vehicles, and larger eight-wheeled vehicles to challenge Argo (our major competitor) in the marketplace;

g)	Achieve healthy gross and net margins with competitive pricing and diligent cost control; and

h)	Advertise and promote the exceptional mobility and performance of our vehicles to continually draw in new generations of loyal customers.

MAX Acquisition

On November 26, 2021, we acquired the MAX all-terrain vehicle brand and assets, including all intellectual property in the form of CAD drawings for a pre-existing line of successful vehicles and accessories, the history of suppliers and customers, the historic toll-free telephone number and web address, and physical assets including all major tooling to manufacture the vehicles in the form of all thermoforming molds and body cutout fixtures to produce the bodies for the vehicles.

PRRY Future Acquisitions

As we rebuild the MAX brand and grow in sales revenue, we intend to strategically reinvest profits into the business by purchasing certain vendors to vertically integrate suppliers for critical components under our umbrella. Specifically, the intent is to target suppliers of high value-added machined parts such as transmission gears, input and output shafts, axles, sprockets, etc. Metal fabrication companies will also be eyed for complex, high value-added weldments such as the various chassis for the different vehicle models. Many of the legacy suppliers for these types of components are smaller companies that produce high-quality parts, and by vertically integrating them not only will the MAX bill of material cost come down, but we will better control a reliable supply of high-value, complex vehicle parts delivered in lockstep with demand for MAX vehicles, helping to maximize sales. The existing customer base of the acquired suppliers will continue to be served and nurtured so the acquisitions can operate as additional revenue streams and profit centers for us.

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Industry Overview and Market Analysis

ORVs (off-road vehicles) are vehicles with either tires or tracks designed for off-road use to traverse a wide variety of terrain including trails, swamps, mud, snow, and in the case of amphibious vehicles, water obstacles such as ponds and rivers. The vehicles range from single passenger to multi passenger and offer recreational uses such as hunting, fishing, and trail riding, and for utility roles on farms, ranches, and construction sites.

The ORV industry is mostly comprised of 4-wheeled all-terrain vehicles (ATVs) and “Side-by-Side” vehicles (abbreviated “SxS” or sometimes “UTV” for Utility Terrain Vehicle) where passengers sit side-by-side, but the original ATV concept dates back to the 1960's with amphibious six and eight-wheel drive all-terrain vehicles (retrospectively designated AATV for Amphibious All-Terrain Vehicle) which is the class of vehicle PRRY will build based on the proven MAX design.

The key features that make amphibious ATVs such as MAX unique and highly mobile are:

•	6x6 (six powered wheels) or 8x8 (eight powered wheels) configuration which offer exceptionally low ground pressure to traverse marginal terrain such as soft mud, swamps, sand, and snow. The resultant low ground pressure is also environmentally friendly.

•	Skid-steering ability – amphibious ATVs steer like a tracked vehicle (like a bulldozer) giving them the ability to make very sharp turns or even pivot about in place to turn around. Skid steering allows these vehicles the ability to greatly out-maneuver mainstream ATVs and side-by-sides with traditional front-wheel steering (like an automobile).

•	Amphibious capability –the vehicle will float when driven into water approximately one foot deep and can swim along at approximately 3-4 mph. Beyond the novelty of floating around in a pond or small lake, this remarkable feature allows the operator to drive into marshy areas with confidence that if the water gets too deep, the vehicle will simply swim across that area. The floating capability is also a major advantage when using the vehicles for ice fishing or ice rescue – the operator need not fear breaking through the ice since the vehicle cannot sink.

While there were more than forty distinct brands of amphibious six and eight-wheeled ATVs developed in the early 1970’s, after a major market shakeout during the same decade the two main survivors in the amphibious ATV field that have had significant commercial success are U.S.-based MAX, and Canadian-based Argo, with both brands independently developed in the late 1960’s.

Estimated North America and worldwide off-road vehicle (ORV) industry retail sales for 2021 are as follows:

•	North America ATV retail sales:	285,000
•	North America Side-by-Side retail sales:	540,000
•	North America total ORV sales:	825,000

•	Worldwide ATV retail sales:	415,000
•	Worldwide Side-by-Side retail sales:	595,000
•	Worldwide total ORV sales:	1,010,000

•	North America share of Worldwide ATV market:	68.7%
•	North America share of Worldwide Side-by-Side market:	90.8%
•	North America share of Worldwide total ORV sales:	81.7%

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Worldwide ORV sales for 2021 are estimated at 1,010,000 units, and significantly, approximately 82% of worldwide sales take place in North America where PRRY will build MAX ATVs.

With MAX and Argo combined selling less than 5,000 units per year historically, placing the amphibious ATV industry in niche status at 0.005% market share, there is much untapped potential to penetrate the broader ORV market and have the ATV class of vehicle grow rapidly.

There has traditionally been a devout customer base in the amphibious ATV market built on the foundation of the exceptional capabilities of this class of vehicle, and past data suggests a high customer purchase rate when they test drive a MAX vehicle. For this reason, PRRY plans to greatly increase brand awareness and encourage test drives through heavy investment in marketing and promotional activities.

Looking at the broader ORV industry, which is made-up overwhelmingly of ATVs (four wheelers) and Side-by-Sides, our target bill of materials (BOM) cost will allow our base two-passenger MAX II model to have a competitive retail price of $11,695, which would position the MAX II as both a step-up transitional vehicle from similarly-priced 4-wheel ATVs as well as a competitive counter to high-value Side-by-Sides on the market such as the Chinese-made CF Moto UTVs which are widely praised in the industry as offering competitive vehicles in the $10,000 - $14,000 range.

A value-positioned MAX II model could chip away at vehicles priced and positioned both above and below itself in the industry. In a general sense, amphibious 6x6 and 8x8 vehicles compete indirectly with all types of ORVs.

The latest 2021 industry pricing data highlights the upward trend in ORV pricing:

•	Average MSRP for a Trail/Utility SxS/UTV: $14,121.

•	Average MSRP for a Sport SxS/UTV: $18,496.

Then looking within the amphibious ATV (AATV) market, the logic in initially focusing on the smaller and less-expensive MAX II model is multifaceted:

•	Our main direct competitor Argo focuses heavily on models in the $20,000 to $30,000 range.

•	The least expensive Argo for 2023 is the 6x6 Argo Frontier 650 with an MSRP of $12,499, and this model comes with the lower-technology, differential-based “Classic” Argo steering transmission which performs less effectively compared to the T-20 non-differential transmission in MAX models.

•	Agile Vehicle Technologies Ltd., a British company designing both amphibious and non-amphibious vehicles, is endeavoring to launch two product lines, Maximus and Proteus, to fill the mid-to-high-end range of the AATV market with (mechanical drive) Maximus hoping to retail at a base price in the $18,000 plus range and (hydrostatic drive) Proteus in the $61,000 plus range.

•	The other two major MAX models which PRRY owns the necessary IP and tooling to build – namely the four passenger MAX IV and the Buffalo Truck – will compete in the mid-to-high end of the amphibious ATV market and will be re-introduced once the MAX II primes the supply chain and production capacity of the company.

•	The MAX II model has slight advantages over the other MAX models in terms of simple design, snappier performance, and ease of service.

•	The MAX II was the quickest of the MAX models to produce – 21% faster production than a MAX IV, and 49% faster production than a Buffalo Truck, so assembly cost is much lower.

•	The smaller MAX II model is much easier to ship and to unload – an important feature for factory-direct distribution.

•	The MAX II is a proven design and would require very few if any immediate upgrades to go into production.

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Competitive advantage and ongoing competitive protection

The obvious direct competitor who will take notice of the resurgence of MAX ATVs is Argo, and as previously mentioned, the least expensive Argo for 2023 is the 6x6 Argo Frontier 650 with an MSRP of $12,499. The already competitive base MAX II (projected) retail price of $11,695 allows room for discounting and rebating while still achieving an acceptable gross margin, should we decide to match limited promotional offers put into the market by Argo.

Moreover, we will also have a major advantage with our approach: Argo has a dealer network to support and to protect, and they cannot easily match our factory-direct prices and still leave attractive profit for dealers and themselves, nor can they easily start selling factory-direct since their entire distribution structure is built upon contractual commitments with dealers all over the world.

Beyond price and method of distribution, all MAX models truly perform and maneuver in a very spirited way, owing to their relatively light weight, short wheelbases, low CG (center of gravity), and being “right-sized” for the renowned T-20 skid-steer transmission. With confidence, we can encourage customers to test drive any MAX as well as any Argo model, and if they do not need the room of an 8x8, they will be likely be impressed with how much better a MAX 6x6 ATV performs.

Taking the above into account, we do not however intend to engage any competitor in a “race to the bottom” trying to win a low-price war and risk the potential dilution of brand equity that such a tactic can lead to. Rather, we fully intend to focus on a better performing, higher quality vehicle with a superior value proposition in our Company’s commitment to perpetually maintain healthy profit margins.

Beyond our direct competitor Argo, stressing both product differentiation and the remarkable benefits of MAX ATVs will be the kingpins of our marketing strategy to consistently draw buyers away from ATVs and side-by-side vehicles produced by Polaris, Can-Am, Honda, John Deere, Kubota, Textron (Arctic Cat), Yamaha, Kawasaki, and CF Moto.

Key points of differentiation we will stress over mainstream ATVs and side-by-side competitors include:

•	Amphibious capability.

•	Incredible maneuverability provided by skid-steering.

•	Unparalleled traction resulting from non-differential drive.

•	Environmentally friendly low ground pressure.

Taking the genuine benefits of MAX ATVs yet another giant leap forward beyond traditional ATVs and side-by-side vehicles, our next generation vehicles will be in development under our R&D initiatives for 8x8 vehicles and electric drivetrains, with the electric drivetrain in particular offering truly revolutionary potential in the skid-steer class of off-road vehicles to which MAX belongs.

Electric drivetrain deployment in MAX vehicles will draw upon recent exponential advancements in battery and drive motor technology which make fitment in smaller vehicles possible. Electric drivetrains will offer performance exceeding that of the traditional mechanical transmissions that most all-terrain vehicles employ – electric drive motors powering each set of wheels in the vehicle (left and right sides) will allow for true variable speed skid-steering which permits continuous power flow to all wheels – a critically important capability in challenging off-road terrain.

Variable-speed skid steering in the class of vehicles to which MAX belongs (skid-steer amphibious vehicles) has been the elusive “Holy Grail” drivetrain concept that many smaller companies have tried but failed to have commercial success with – mainly because past focus has been on heavy and complicated hydrostatic (hydraulic) drive technology rather than what innovative electric drivetrain technology can offer.

The development plans noted above will broaden market appeal across many segments outside of what the proven MAX all-terrain vehicles alone offer customers. Proprietary technology developed by PRRY will be protected through trade secrets, trademarks for named drivetrain technology, and patents where applicable.

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Production

With the recent acquisition of the MAX brand, the Company will relaunch one of the most popular MAX models that has been in production since 1970 – the two-passenger MAX II model. The other two existing MAX designs are the larger four-passenger MAX IV and the utility-oriented Buffalo Truck with dump bed.

Focusing initially on the lower-cost, simpler-to-build MAX II model will serve to rebuild the supply chain and regain acceptance more rapidly in the market with a lower-priced vehicle, then the Company will ramp-up stocking of the MAX IV and Buffalo Truck components to capitalize on the established company infrastructure to build the larger more complex vehicles, courtesy of the MAX II “paving the way”.

The Company will initially emulate the production model that served predecessor Recreatives Industries extremely well over 40 years of MAX production – namely, outsourcing the production of all components that go into the MAX vehicles and assemble complete vehicles on an efficient assembly line with relatively inexpensive semi-skilled labor.

Bill of Materials (BOM) and drawing review: A key to getting MAX II production and sales ramped-up quickly is avoiding intensive changes to the legacy design. The MAX II was generally a robust design that, with basic maintenance, held up well in off-road use and had lively performance and maneuverability. Initially we might only change a few simple parts in the BOM and change a few accessories:

•	Switch to a “universal” axle design which greatly increases parts commonality and lowers cost per axle.

•	Stick to a single engine offering (initially) to simplify inventory and help achieve cost target.

•	Improved throttle cable that does not require a heating element in cold climates.

•	Separate the floorboard from the seat for easier service.

•	Remove or minimize the left-slant bias in the steering levers – make them straight up the middle of the driver compartment.

•	Include bearing cages on the front and rear axles of every vehicle, so every MAX is track capable without modification.

•	Create a simple rack for the back that can carry Whitetail Deer.

•	Simplify the snowplow A-frame.

•	Develop a simpler rubber track design to speed production and lower cost.

The BOM, while largely complete, has some inaccuracies related to changes made in the Mudd-Ox era (owner of the MAX brand from 2013 to 2016) and perhaps a few inconsistencies leftover from the original Recreatives era. These will need to be identified and corrected, and in some cases substitute parts will need to be located or designed.

Additionally, the array of legacy MAX technical drawings will need to be sorted through to identify the latest revision of each part, along with updates made to drawings to improve certain parts and to create more standardization across different vehicle models to simplify production and lower cost.

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After the above issues are resolved – the simplest and lowest-risk approach will be to contact all the legacy Recreatives Industries vendors/suppliers who made parts for the MAX, and address the following:

•	Identify those that still possess tooling to make MAX parts and confirm its condition and location.

•	Submit current drawings and request price quotations in whatever volumes that meet our cost objective.

•	Compile the total inventory cost required to produce the planned vehicles, at the targeted BOM cost, in Year one.

•	The same approach of contacting the legacy (U.S. based) suppliers will be made for the T-20 transmission parts.

•	Quotes for various parts that lend themselves to overseas shipping will be sought from various global suppliers.

Once the supply infrastructure, assembly line, and sales channels have all been reactivated and developed for the MAX ATV product line, we have far-reaching plans to diversify our product portfolio by investing heavily in focused R&D to bring pragmatic new vehicles and accessories to market in a compressed timeframe.

The R&D plans include emulating electric vehicle (“EV”) companies which revolutionized the automobile industry with EV technology - whereby we will develop electric drivetrains to include both hybrid models and pure electric models drawing upon recent exponential advancements in battery and drive motor technology, which make wheel fitment in our smaller vehicles possible. In addition, the electric drivetrains we intend to develop will offer performance exceeding that of the traditional mechanical transmissions that most all-terrain vehicles employ – electric drive motors powering each set of wheels in the vehicle (left and right sides) will allow for true variable speed steering which permits continuous power flow to all wheels – a critically important capability in challenging off-road terrain with loaded vehicles.

Further to electric drivetrain development, we have formed a strategic partnership with U.K.-based Agile Vehicle Technologies Limited (AVT), a professional design firm which has both designed and built running prototypes of battery-powered electric-drive all-terrain vehicles under both private investment funding and grants from the British government. AVT’s early prototypes are reported to be performing at around 90% of the capability of vehicles built by German automotive and arms manufacturer Rheinmetall AG during competitive trials setup by the British MOD (Ministry of Defence).

It is worthy to note that our President, Galen Reich, was employed with Agile Vehicle Technologies Limited (AVT) as President of their U.S. division from 2015 until 2021 and was involved with the development of AVT mechanical drivetrain vehicles.

The planned diversification of our product line draws inspiration from off-road vehicle (ORV) market leader Polaris Inc. (NYSE: PII) whose aggressive growth model over the last few decades has resulted in a diverse product line encompassing various types of all-terrain vehicles, pure utility vehicles that are both combustion-engine powered and electric powered, snowmobiles, motorcycles, and boats. Polaris continues to be the side-by-side vehicle world market leader, covering at least 40 percent of the global side-by-side market since 2011 by offering a variety of models in this segment that appeal to a broad cross-section of customers.

While the MAX ATV line that PRRY will launch operations with fulfills a range of recreational and light utility roles, our planned diversification into pure utility vehicles, quiet-running yet highly mobile electric-drive vehicles, and high-performance recreational-oriented vehicles, will broaden market appeal across many segments outside the appeal of what MAX all-terrain vehicles alone offer the customer.

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Marketing and Distribution

We will initially focus on building the recreational/light utility MAX all-terrain vehicle product line from existing, proven designs, which will serve to re-build the supply chain and re-gain acceptance more rapidly into the broader global ATV market.

The total market for the class of vehicle to which MAX belongs, namely amphibious all-terrain vehicles (AATV), currently estimated at less than 5,000 units per year, represents a niche-status 0.005% market share. However, there has traditionally been a devout customer base in the AATV market built on the foundation of the exceptional capabilities of the AATV class of vehicle, leading to high margins. With more marketing directed at product/brand awareness, there remains tremendous untapped potential to grow into the broader ORV market.

As previously stated, the two main players in the AATV field that have had significant commercial success are Argo and MAX, with both brands developed in the 1960’s. MAX sales, under its original private ownership era 1969 – 2013, peaked at about 1,300 units per year, and the growth years were marked by an amazingly close correlation between marketing expenditure and sales volume, with healthy profits.

We plan to budget a marketing allowance of $1,250 per vehicle sold to achieve the following unit volumes:

•	100 vehicles (Qtrs. 3 and 4 of 2023).

•	500 vehicles (2024).

•	1000 vehicles (2025).

The above numbers represent existing MAX models/designs, with MAX fulfilling a range of recreational and light utility roles. Once the supply, manufacturing, and sales infrastructure have all been re-activated by harnessing the proven MAX designs, we plan to diversify our product portfolio by investing in focused R&D to bring pragmatic new vehicles and accessories to market to tap into industrial/commercial markets, which will broaden our product reach and allow sales volume to surpass the above numbers.

Since it will take time and resources to build-up a dealer network, vehicle sales under our MAX ATV re-launch will follow a factory-direct sales model initially, then we will steadily transition to a dual distribution model by appointing dealers.

Following are the broad steps to the MAX marketing and sales process:

1.	Advertise – Digital and Print.

2.	Capture leads – website, social media, telephone.

3.	Divide leads to either Dealer territories or Factory Sales team.

4.	Follow-up and close sales.

5.	Monitor effectiveness of advertising and closing ratios.

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Advertising

Even with the near 50-year history of MAX, brand awareness has probably waned since 2013 when MAX left its founding company, and even prior to then, marketing expenditures had been dropping steadily since the peak years of the company.

Therefore, it seems prudent to awaken and re-educate the public in the U.S., where the main push for MAX sales is most likely to succeed, by front-loading marketing expenditure in Year 1 with targeted advertising and promotional activity.

Our marketing plan allowance of $1,250 per vehicle will be divided amongst:

•	Google Ads targeted geographically.

•	Social media advertising.

•	“Will it or Won’t it” engaging video series content creation for uploading to social media. MAX vehicles will be shown overcoming challenging off-road obstacles.

•	Seasonal rebates.

•	Print advertising in popular publications MAX had success with in the past:
o	Popular Mechanics
o	Popular Science
o	American Hunter
o	American Rifleman
o	Outdoor Life
o	Field & Stream
o	Ducks Unlimited

Overall, an average cost of $15 per inquiry is anticipated, which implies that $1,250 marketing cost per vehicle sold translates to 83 inquiries per sale, which is fitting with the historical factory-direct ratio for MAX vehicles, which ranged from 75 to 140 depending on economic conditions.

Historically, 75% all MAX ATV sales took place in the US & Canada, so marketing will be focused on these regions initially, with increased global marketing to follow.

Past US MAX ATV Dealer territory coverage ranged from only 30% to 40%, but the dealer sales closing ratio was historically three times more efficient than selling factory-direct – the simple explanation being that customers are more likely to buy a vehicle if they can test drive it. Holding at $1,250 marketing spent per vehicle overall, this translates to about $417 marketing cost per vehicle selling through a dealer, leaving $833 to account for the lower dealer price/margin for vehicles sold to dealers.

With simple monitoring of dealer margins, pricing, and closing ratios, our dual distribution marketing plan is forecasted to result in healthy profits through both channels.

We will manage potential channel conflict by granting active dealers protected territories (where we will not sell factory direct to customers in the territory) and setting the factory direct prices at a level that does not undercut what a dealer can sell the same vehicle for and still make a reasonable profit.

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Social Media

YouTube

Widespread use of uploading videos to YouTube is attractive for the following reasons:

•	YouTube functions as a “predictor” search engine to locate and suggest videos related to others that people have watched, whereby we can capture prospects who were not looking for MAX directly (they might have been searching on ATV videos and MAX comes up).

•	It is easy to film videos of the vehicles in action during real time events, such as using the MAX vehicles to plow snow from the factory parking lots during an active snowstorm, and uploading to YouTube immediately.

•	In contrast to ad-hoc videos, we will also film professional videos and upload them.

•	YouTube is ideal for uploading service, maintenance, and operation videos for the customer’s benefit. This will be key as we will not have a substantial dealer network initially under the factory-direct initiative. We can create these ourselves in the factory.

•	We will create and continually add to a series of videos under the heading “Will it or Won’t it?” whereby each video depicts an off-road obstacle or difficult challenge for a vehicle to traverse, and we will demonstrate MAX vehicles (as well as newly developed vehicles in the future) overcoming the various obstacles to highlight the incredible off-road mobility of our vehicles.

Facebook

We maintain the Facebook page MAX Amphibious All-Terrain Vehicles (maxatv), and post regular updates about company developments, ATV events, new available products, links, photos, videos, etc. Periodic customer polls will be posted to conduct focused market research on desired products and product features, and the resulting direct contact with the public will serve well to guide product development toward profitable outcomes.

We also regularly post to and interact with users (fans) of the following MAX ATV related pages:

•	The MAX 6x6 is Back.

•	MAX 6x6 Owners group.

•	MAX 6-Wheeler owners.

•	T-20 (Borg Warner) Transmission Collective.

Our presence and interaction with users/fans of the above pages allows us to keep our finger on the pulse of the market and garner continuous consumer feedback in real time, in addition to promoting MAX products.

6x6 Nation Forum

In July 2022, we launched a new Amphibious ATV enthusiast forum called “6x6Nation.com.” We have developed 6x6Nation as a platform to build enthusiasm for amphibious ATVs as a general product category, as well as to help reinvigorate awareness and interest in MAX all-terrain vehicles specifically.

With a focus on all subjects related to amphibious ATVs past and present, 6x6Nation is designed to be an easy-to-use platform to encourage the interaction of 6x6 and 8x8 amphibious ATV enthusiasts from all corners of the globe.

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We anticipate the fruitful exchange of ideas, dissemination of technical knowledge, and promotion of the benefits of amphibious ATV ownership to heighten awareness and greatly expand worldwide adoption and enjoyment of this wonderous category of off-road vehicle. Built upon a full-featured up-to-date platform, we will continually update and add features and content to 6x6Nation.com so that it will positively evolve over time.

Topics and categories on 6x6Nation will include:

•	General amphibious ATV discussion on various brands past and present.

•	Technical and performance discussion with multiple sub-categories.

•	6x6 and 8x8 Upcoming events.

•	Instant messaging.

•	Classified ads – buy and sell amphibious ATVs and parts.

•	ATV Club sections.

•	Photo gallery.

•	“Blast from the Past” virtual ATV museum featuring vintage MAX history as well as other legacy brands.

•	Downloads of vintage AATV manuals.

•	Latest news in the Amphibious ATV world.

Digital brochures:

Another low-cost marketing tool has been digital brochures, created in-house, on-the-fly, as any marketing whim arises. The basic approach will be:

•	Build a warehouse of photos of vehicles, accessories, technical shots, and background scenes.

•	Create various pages that can be applied to any brochure in any kind of campaign (specifications, general accessory and technical information, etc.). These pages can serve as “building blocks” for an array of subsequent brochures.

•	Resultant digital brochures have served MAX well in the past by offering the prospective buyer a targeted and transportable packet of information, specific to their needs, that they can study themselves or easily share with friends, family, or colleagues.

Beyond our direct competitor Argo, stressing both product differentiation and the remarkable benefits of MAX ATVs will be the kingpins of our marketing strategy to consistently draw buyers away from ATVs and side-by-side vehicles produced by Polaris, Can-Am, Honda, John Deere, Kubota, Textron (Arctic Cat), Yamaha, Kawasaki, and CF Moto.

Once the initial investment is made to relaunch the MAX brand of vehicles, the resultant priming of production and sales infrastructure will be firmly in place to exploit the next generation of improved vehicles with both mechanical and electric drivetrains to be developed by our planned R&D initiatives boosting sales growth of our products.

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DESCRIPTION OF PROPERTY

We currently lease offices at 6321 Porter Road, Suite 7, Sarasota, Florida, 34240, which serves as our corporate headquarters, at an annual cost of $7,800.00. We are in search of a suitable 30,000+ sq. ft. facility or suitable acreage to build a facility in Western New York, which will become the primary MAX ATV assembly plant. Our further goal is to acquire a facility in Florida and a facility in the western U.S. to serve as MAX parts fulfillment, vehicle distribution, and repair centers.

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MANAGEMENT'S DISCUSSION & ANALYSIS OF

FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular.

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. Since new ownership took control of the Company, no revenue was generated through Q1 2022. We began generating revenue in Q2 2022 by stocking new inventory of MAX OEM parts from purchase orders issued to legacy vendors in Q1 2022. We officially launched a buyback program in Q2 2022 to refurbish and offer certified pre-owned vehicles in the marketplace prior to new vehicle production in 2023. We have incurred operating losses of $64,911 and $48,736 during the quarters ending June 30, 2022 and September 30, 2022, respectively and have an accumulated deficit of $40,863 and $201,389 as of June 30, 2022 and September 30, 2022, respectively.

We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies (See “Risk Factors”). To become profitable and competitive, we must develop and execute our business plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Plan of Operations

Months 1-6

•	Acquire MAX parts inventory to fulfil latent demand for parts from existing customers and to begin the buildup of necessary inventory to launch vehicle production;

•	Purchase of production facility and product demonstration grounds in Western New York;

•	Acquire existing MAX vehicles as testbeds for fit of incoming parts, company delivery truck, and material handling equipment;

•	Change operating entity name from Planet Resource Recovery Inc. to Recreatives Inc. to capitalize on the over 50-year heritage of the previous MAX manufacturer Recreatives Industries Inc.; and

•	Debt reduction.

Estimated cost: $2,000,000.

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Months 7-12

•	Ramp-up procurement of production-level quantities on inventory ahead of vehicle production launch;

•	Procure production tools, equipment, and inventory racking;

•	Invest in updates to tooling, jigs, and fixtures;

•	Updates and repairs to production facility (energy-efficient lighting, showroom remodeling, any necessary repairs);

•	Hire key engineers and production staff; and

•	Begin fundamental marketing activities ahead of production launch.

Estimated cost: $1,250,000.

Months 13-18

•	Marketing: keyword advertising, regular video creation, print ads, trade shows, promotions, support, and development of regional ATV clubs;

•	Replenish sold inventory and increase purchasing to assure fulfillment of demand for vehicles, parts, and accessories;

•	Hiring of salespersons, office staff, and additional engineering talent for R&D projects; and

•	Launch R&D initiatives in Advanced Vehicle Unit (AVU) on both evolutionary improvements to existing MAX product line as well as revolutionary developments of additional product lines centered on EV technology and hybrid electric drivetrains.

Estimated cost: $1,000,000.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Summary Compensation Table

The following table sets forth the compensation earned by our Chief Executive Officer, President, and our only Director, for the years ended December 31, 2021, and projected for 2022.

Directors (1)

Name and Principal Position	Age	Term of Office	Salary ($)	All Other Compensation ($)	Total ($)
Andrew Lapp,	33	2021	0	0	0
CEO / Chairman / Director		2022	125,000	0	125,000

Galen J. Reich	57	2021	0	0	0
President		2022	136,000	0	136,000

Gerald Mounger	42	2021	50,000	0	50,000
Director		2022	0	0	0

___________________

(1)	Directors are not paid outside of the Company’s operations.

Directors and Officers

Mr. Andrew Lapp – CEO and Chairman

Andrew founded an ecommerce and Amazon business called Prosperity Brands LLC in 2017, specializing in the home improvement sector. As a result of the company’s growth to $5 Million in annual sales by 2019, Andrew has since expanded the private company into launching its own brand of home products along with establishing relationships with logistics providers and opening its first of many brick-and-mortar retail locations featuring the top household brands in lighting, ceiling fans, plumbing fixtures, and door hardware.

As a MAX enthusiast of 25 years, Andrew has gained extensive knowledge of these vehicles and has become familiar with the Amphibious ATV Industry, MAX’s 53-year heritage, and current competitors of MAX. Andrew seeks to bring MAX ATVs into a new era by incorporating the knowledge and experience he obtained through online commerce and product development with vendors around the globe. For the Company, Andrew has already begun developing a streamlined solution for inventory management between multiple MAX parts fulfillment warehouses, re-establishing relationships with US-based vendors, collaborating with international vendors for part fabrication, constructing a parts portal online for MAX owners, and optimizing fulfillment logistics with multiple carriers.

Mr. Lapp is also a concert pianist endorsed by Steinway & Sons Piano Company as a Steinway Artist.

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Mr. Galen J. Reich – President

Galen has spent his entire post-college career employed by every owner of MAX ATVs since 1993 (the Company being the fourth owner of the brand).

Galen served as General Manager and Marketing Manager for Recreatives Industries, Inc. (the original MAX company) from 1993 to 2013 when the company sold. Through Galen’s direction, Recreatives experienced a 24% compounded annual growth rate in sales revenue over the first 5 years of his employment. He engaged thousands of B2B and B2C customers on vehicle sales, engaged GSA/Military sales, and developed a nationwide direct-response lead generation program to expand distribution of ATVs through dealers that resulted in a nearly 50% per-annum compounded growth in dealer network over a five-year period. Over 750 dealers signed up under these marketing campaigns.

Galen was also responsible for overseeing the financial statements of Recreatives Industries during his tenure and ensured healthy margins and profits were maintained. He also set up and managed bills-of-materials and inventory control procedures at Recreatives from 1993-2013, then at Mudd-Ox Inc. (subsequent owner of MAX) from 2013-2015, and at Agile Vehicle Technologies Inc. (the next owner of MAX) from 2015-2021. He monitored product build costs and financial statements to keep expenditures within budget, maintain margins, and control inventory.

Under the Agile Vehicle Technologies owned era of MAX (2015-2021), Galen engaged in start-up and development procedures with divisions in U.K., U.S., and Indonesia, including factory setup, business planning, information system setup, marketing, and development and testing of new six and eight-wheeled vehicle designs with mechanical, hydrostatic, and electric drivetrains.

Galen holds an M.B.A. degree earned at the University of Buffalo in Buffalo, NY, and a B.A. in Economics from the same university.

In addition to Galen's business education and ATV industry knowledge, he possesses a high degree of mechanical aptitude and enjoys off-roading in remote areas.

Gerald Mounger – Director

Mr. Mounger holds a degree in Computer Engineering and Networking. He previously served as an IT Technician at the Network Operations Center (NOC) of Naval Air Station North Island in Coronado, CA until 2010.

In 2017, Gerald joined Mr. Lapp’s ecommerce company as a business partner. Gerald directed his resources toward targeted product development in specific sectors through his analysis of current trends in online retail. The positive results he collected in his pilot program gave him and Mr. Lapp the framework to expand their online retail business, which led the company to substantial growth as the lifetime gross revenue increased by an additional 1,300% in only two years.

Gerald gained his knowledge in market analysis from his 14 years’ experience as an active investor in the financial markets. Gerald serves on the Board of Directors of the Company.

Outstanding Equity Awards at Fiscal Year-End Table

The named executive officers had no outstanding equity awards as of December 31, 2021 and 2020.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity. At the current time no plans are pending to change this until or unless we elect independent directors.

Employment Agreements

There are no employment agreements with any of our executives.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth the number of shares of our voting stock beneficially owned, as of September 22, 2022, by (i) those persons known by us to be owners of more than 5% of our Common Stock, (ii) each director, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group:

	Common Stock		Series A Preferred Stock
Name and address of beneficial owner	No. of Shares	% of Class (1)	No. of Shares	% of Class (3)
Directors and Officers
Andrew Lapp, CEO(2)	31,250,000	9.40%	51,000	51.00%
2000 Misty Sunrise Trail, Sarasota, FL 34240

Gerald Mounger, Director(4)	12,500,000	3.80%	49,000	49.00%
1393 Eastside Rd, El Cajon, CA 92020

Galen Reich, President(5)	3,750,000	1.13%	0%	0%
8875 Roll Road, Clarence Center, NY 14032

Agile Vehicle Technologies Limited(6)	57,500,000	17.45%
Orchard Cottage, Main Street, Babcary, Somerton Somerset, UK TA11 7DZ

All officers and directors as a group (four persons)	105,000,000	31.87%	100,000	100.00%

5% Security Holders:
The Catalyst Group Inc.	17,460,000	5.30%	0	0

______________________

(1)	Applicable percentages are based on 329,422,996 common shares outstanding, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them.
(2)	Andrew Lapp is the record holder of 31,250,000 shares of common stock, issued as consideration and in exchange of Mr. Lapp’s 2022 salary of $125,000, at a price per share of $0.004, and 51,000 shares of Series A Preferred Stock, which has super voting rights of 3,000 votes of Common Stock for each share of Series A Preferred stock owned. The Series A Preferred Stock shares were issued as incentive to execute his employment agreement.
(3)	Applicable percentages are based on 100,000 Series A preferred shares outstanding, adjusted as required by rules of the SEC. Series A Preferred Shares provide for super voting rights described in Item 14, Conversion is 3,000:1.
(4)	Gerald Mounger is the record holder of 12,500,000 shares of common stock, issued as consideration and in exchange of Mr. Mounger’s 2022 salary of $50,000, at a price per share of $0.004, and 49,000 shares of Series A Preferred Stock, which has super voting rights of 3,000 votes of Common Stock for each share of Series A Preferred stock owned. The Series A Preferred Stock shares were issued as incentive to execute his employment agreement.
(5)	Galen Reich is the record holder of 3,750,000 shares of common stock, from a cash investment he made. In addition, it is expected the board will be awarded substantial grants in 2023 (the “Award”). The Award is anticipated to vest over a five-year period.
(6)	MAX ATV’s Assets were acquired from Agile Vehicle Technologies Limited on November 26th, 2021, for $200,000 cash plus 57,500,000 common shares.

Securities Authorized for Issuance under Equity Compensation Plans

We have not created any Equity Compensation Plan at this time. We have issued 37,500,000 as a restricted stock award to Gerald Mounger. The restricted stock award will vest over a 5-year period, with 1/5 of the shares vesting on each anniversary date of the consulting agreement executed between the Company and Mr. Mounger.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Due to officers

There are no accrued or amounts owed to any officer.

Due to/from Commercial Distributor & Services Supplier

There are no accrued or amounts owed to any Commercial Distributors or Service Suppliers.

Property Lease Payments

Offices at 6321 Porter Road, Suite 7, Sarasota, FL are leased by us. The property is owned by ALGM Holdings LLC which is owned and controlled by Andrew Lapp and Gerald Mounger. Payments from 2021 through June 2022 amounted to $5,850 total.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

EXPERTS

Our financial statements included in this Offering Circular and incorporated by reference have been compiled by High Growth Consultancy, an independent certified public accounting firm, and upon the authority of said firm as experts in accounting.

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LEGAL MATTERS

The law firm of Wilson Bradshaw LLP, located at 18818 Teller Ave., STE 115, Irvine, California 92612 is assisting us with our legal matters.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SECURITIES BEING OFFERED

DESCRIPTION OF SECURITIES

Summary of Securities

The following description summarizes certain terms of our capital stock, as in effect upon the completion of this offering. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section you should refer to our amended and restated articles of incorporation (the “Articles”) and bylaws, which are included as exhibits to the Offering Statement of which this Offering Circular forms a part, and to the applicable provisions of Nevada law.

Authorized Capital and Preferred and Common Stock

Our authorized capital stock consists of 1,460,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of “Blank Check” Preferred Stock, par value $0.001 per share that allows the Board to authorize and issue designations, preferences, and rights of the various series of Preferred Stock. The Certificate of Designation for Series A Preferred Stock authorizes issuance of 100,000 shares. The Certificate of Designation for Series B Preferred Stock authorizes issuance of 1,000 shares. As of June 30, 2022, there were 324,422,996 shares of Common Stock outstanding, 100,000 shares of Series A preferred stock outstanding and 0 shares of Series B preferred stock outstanding. As of November 9, 2022, there were 675 holders of 329,422,996 shares of Common Stock outstanding and 100,000 shares of Series A Preferred stock outstanding.

Recent Unregistered Issuances of Equity Securities

Common Stock was issued as consideration for the acquisition of MAX ATV’s Assets. Stock was issued as follows:

Shareholder	Shares Issued	Consideration
Agile Vehicle Technologies Inc.	20,000,000	Payment toward MAX Acquisition
Andrew Lapp	31,250,000	Consideration in exchange of 2022 salary.
Gerald Mounger	12,500,000	Consideration in exchange of 2022 salary.
Galen Reich	3,750,000	Cash investment.

Common Stock

The following is a summary of the material rights and restrictions associated with our Common Stock.

Each share of Common Stock has one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Holders of shares of Common Stock are not entitled to cumulative voting for electing members of the Board. Please refer to our articles, bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

The following is a summary of the material rights and restrictions associated with our Preferred Stock.

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share. Pursuant to our Articles, the Board is authorized to authorize and issue preferred stock and to fix the designations, preferences, and rights of the preferred stock pursuant to a board resolution. Our Board may designate the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of our Common Stock.

38

Series A Preferred Stock

Dividends - The holder of Series A Preferred Stock is entitled to receive dividends as approved by the Board, including but not limited to dividends paid on Common Stock.

Conversion - The holder of the Series A Preferred Stock shall have the right, from time to time, to convert shares of the Series A Preferred Stock at the conversion ratio of three thousand (3,000) shares of Common Stock for each single (1) share of Series A Preferred Stock. Shares of Series A Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio herein prior to the reverse split. The conversion rate of the Series A Preferred Stock would increase proportionately in the case of forward splits and may not be diluted by a reverse split following a forward split.

Voting Rights - The holder(s) of Series A Preferred Stock have the right to notice shareholder meetings and to vote with holders of all other classes on the basis of three thousand (3,000) votes for each share of Series A Preferred Stock owned.

Series B Preferred Stock

Voting - On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock has the ability to always vote 51% of the total vote so long as it is outstanding, and in order to change the rights of the Preferred Stockholders or to amend the Articles and Bylaws, it requires a vote of 66 and 2/3% of the Series B Preferred Stockholders.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, and general economic conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Options

At the current time no stock option plan exists but we may implement such a program in the future.

Convertible loans payable

None.

Convertible loans

None.

Convertible notes with beneficial conversion feature

None.

Convertible loans with purchase option

None.

Transfer Agent and Registrar

Pacific Stock Transfer Co., 6725 Via Austi Parkway, Suite 300, Las Vegas 89119.

Quotation of Common Stock

Our common stock is traded on the OTC Pink Market under the symbol “PRRY.”

39

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements, and such other factors as our Board deems relevant.

40

INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements for the Nine Months ended September 30, 2022
Unaudited Condensed Balance Sheets for the Nine Months ended September 30, 2022 and December 31, 2021.	F-2
Unaudited Condensed Statements of Operations for the Nine Months ended September 30, 2021 and September 30, 2022 and Three Months ended September 30, 2021 and September 30, 2022.	F-3
Unaudited Condensed Statements of Stockholders’ Deficit for the Nine Months ended September 30, 2022.	F-4
Unaudited Condensed Statements of Cash Flows for the Nine months ended September 30, 2021 and September 30, 2022.	F-5
Notes to Unaudited Condensed Financial Statements	F-6

Unaudited Financial Statements for the years ended December 31, 2021 and the year ended December 31, 2020.
Unaudited Condensed Balance Sheet for the years ended December 31, 2021 and December 31, 2020.	F-17
Unaudited Condensed Statements of Operations for the years ended December 31, 2021 and December 31, 2020.	F-18
Unaudited Condensed Statements of Stockholders’ Deficit for the years ended December 31, 2021 and December 31, 2020.	F-19
Unaudited Condensed Statements of Cash Flows for the years ended December 31, 2021 and December 31, 2020.	F-20
Notes to Unaudited Condensed Financial Statements	F-21

F-1

PLANET RESOURCE RECOVERY, INC.

UNAUDITED CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2022	2021

ASSETS
Current assets:
Cash	$20,063	$30,426
Inventories, net	39,018	–
Other current assets	1,083	5,959
Total current assets	60,164	36,385

Property and equipment, net	436,287	438,382
Intangible assets, net	5,491	3,457
Deferred offering costs	50,000	50,000
Total assets	$551,942	$528,224

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$14,446	$–
Short-term notes payable	29,327	–
Current portion notes payable - related party	144,638	95,190
Total current liabilities	188,411	95,190
Long-term liabilities:
Long-term notes payable - related party, less unamortized debt issuance costs of $6,389 and $8,689, respectively	216,920	233,897
Total long-term liabilities	216,920	233,897
Total liabilities	405,331	329,087

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 100,000 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	100	100
Common stock, $0.001 par value, 1,000,000,000 shares authorized; 361,922,996 and 334,922,996 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	361,923	334,923
Additional paid-in capital	(14,023)	(95,023)
Accumulated deficit	(201,389)	(40,863)
Total stockholders' deficit	146,611	199,137
Total liabilities and stockholders' deficit	$551,942	$528,224

The accompanying notes are an integral part of these financial statements

F-2

PLANET RESOURCE RECOVERY, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,		Three Months Ended September 30,
	2022	2021	2022	2021

Net revenues	$37,186	$–	$31,943	$–

Cost of sales	23,205	–	20,660	–

Gross Profit	13,981	–	11,283	–

Operating expenses:
Consulting fees	84,895	–	37,966	–
General and administrative	77,290	10,000	25,528	–
Total operating expenses	162,185	10,000	63,494	–
Loss from operations	(148,204)	(10,000)	(52,211)	–

Other expense:
Interest expense	10,022	–	–	–
Interest expense - original issuance costs	2,300	–	767	–
Total other expense	12,322	–	767	–

Loss before income taxes	(160,526)	(10,000)	(52,978)	–
Income taxes	–	–	–	–

Net loss	$(160,526)	$(10,000)	$(52,978)	$–

Net loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$–

Weighted average number of shares outstanding
Basic and diluted	354,835,084	271,855,230	361,922,996	277,422,996

The accompanying notes are an integral part of these financial statements

F-3

PLANET RESOURCE RECOVERY, INC.

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	in Capital	Deficit	Deficit
Balance as of January 1, 2020	100,000	$100	267,422,996	$267,423	$(267,523)	$–	$–
Net loss	–	–	–	–	–	–	–
Balance as of March 31, 2021	100,000	$100	267,422,996	$267,423	$(267,523)	$–	$–

Expenses paid on behalf of company	–	–	10,000,000	10,000	–	–	10,000
Net loss	–	–	–	–	–	(10,000)	(10,000)
Balance as of June 30, 2021	100,000	$100	277,422,996	$277,423	$(267,523)	$(10,000)	$–

Net loss	–	–	–	–	–	–	–
Balance as of September 30, 2021	100,000	$100	277,422,996	$277,423	$(267,523)	$(10,000)	$–

Balance as of January 1, 2022	100,000	$100	334,922,996	$334,923	$(95,023)	$(40,863)	$199,137
Issuance of common stock for cash in conjunction with $0.004 per share private placement	–	–	17,000,000	17,000	51,000	–	68,000
Net loss	–	–	–	–	–	(41,870)	(41,870)
Balance as of March 31, 2022	100,000	$100	351,922,996	$351,923	$(44,023)	$(82,733)	$225,267

Issuance of common stock for cash in conjunction with $0.004 per share private placement	–	–	10,000,000	10,000	30,000	–	40,000
Issuance of common stock for acquired assets	–
Net loss	–	–	–	–	–	(65,678)	(65,678)
Balance as of June 30, 2022	100,000	$100	361,922,996	$361,923	$(14,023)	$(148,411)	$199,589

Net loss	–	–	–	–	–	(52,978)	(52,978)
Balance as of September 30, 2022	100,000	$100	361,922,996	$361,923	$(14,023)	$(201,389)	$146,611

The accompanying notes are an integral part of these financial statements

F-4

PLANET RESOURCE RECOVERY, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(160,526)	$(10,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,095	–
Amortization expense	1,473	–
Stock issued for services	–	10,000
Accretion of original issuance costs	2,300	–
Changes in operating assets and liabilities:
Inventories	(39,018)	–
Other current assets	4,876	–
Accounts payable	14,446	–
Net cash used in operating activities	(174,354)	–

Cash flows from investing activities:
Purchase of intangible assets	(3,507)
Net cash used in investing activities	(3,507)	–

Cash flows from financing activities:
Issuance of common stock for cash	108,000	–
Short term note payable	30,000	–
Short term note payable - related party	45,100	–
Repayment of notes payable	(15,602)	–
Net cash provided by financing activities	167,498	–

Net decrease in cash	(10,363)	–

Cash at beginning of period	30,426	–
Cash at end of period	$20,063	$–

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

Non-cash investing and financing activities:
None	$–	$–

The accompanying notes are an integral part of these financial statements

F-5

PLANET RESOURCE RECOVERY, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Planet Resource Recovery, Inc. (“Company” or “PRRY”) is a Nevada based company that has recently acquired the intellectual property and tooling associated with the MAX ATV (all-terrain vehicle) “ATV” product line and will begin manufacturing MAX ATVs (originally manufactured by Recreatives Industries Inc. between 1970-2013) in New York state. The Company’s management has a collective 56-plus years of experience in manufacturing, engineering, business management, ecommerce, and finance, and the company President was General Manager of Recreatives Industries for more than 20 years. The Company will capitalize on MAX’s brand legacy of 52 years as well as the proven product design embedded in all the intellectual property developed over decades and now exclusive to the Company. The company will initially focus on building the recreational/light utility MAX ATV product line from existing, proven designs, which will serve to re-build the supply chain and re-gain acceptance more rapidly into the broader global ATV market which continues to grow at over 930,000 units per year. Once the supply infrastructure, assembly line, and sales channels have all been re-activated and developed for the MAX ATV product line, the Company has forward-looking plans to diversify its product portfolio by investing heavily in focused R&D to bring pragmatic new vehicles and accessories to market in a compressed timeframe.

MAX Six-Wheel Drive Amphibious All-Terrain Vehicles carry a long history in the ATV industry. First launched in 1969, the MAX ATV earned its reputation as one of the world's most popular amphibious ATVs. Planet Resource Recovery, Inc. is in the process of re-launching the entire product line including the accessories and parts business operated by the original manufacturer.

Acquisition of PRRY Preferred Stock

On February 25, 2021, Mr. Andrew Lapp, a natural person for a company, Gulf Coast Mercantile LLC, a Florida LLC, (the “Purchaser”) personally acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Planet Resource Recovery, Inc. (“Company”), a Nevada corporation, (the “Company” or the “Registrant”) from Mina Mar Corporation, a Florida corporation (the “Seller”) (the “Purchase”). The consideration of $95,000 for the purchase was paid in cash provided to the Purchaser from the individual’s private funds.

As a result of the Purchase and change of control of the Registrant, the existing officer and director of the Company, Mr. Miro Zecevic has resigned and Mr. Andrew Lapp has become the Company’s CEO and Chairman, Mr. Gerald Mounger, a director, and Mr. Galen Reich, the Company’s President, Treasurer, and Secretary.

On May 26, 2022, the Company increased its authorized common stock to 1,460,000,000 shares and designated 10,000,000 shares of Preferred Stock as Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock holders are entitled to 3,000 shares of Common Stock for each share of Series A Convertible Preferred Stock owned and they are not entitled to dividends. There are 100,000 shares of Series A Convertible Preferred Stock outstanding as of September 30, 2022.

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and stated in U.S. dollars. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

F-6

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Fiscal year end

The Company’s fiscal year end is December 31.

Going Concern

The Company’s financial statements are prepared using US GAAP applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has limited revenues to cover its operating costs, has a lack of operational history, and has an accumulated deficit of $201,389 as of September 30, 2022. These conditions raise substantial doubt about the company’s ability to continue as a going concern. The Company will engage in limited activities without incurring significant liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek additional funding as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to US GAAP and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of these financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

F-7

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Cash Flows Reporting

The Company follows ASC 230, “Statement of Cash Flows”, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category. The Company uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230 to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or influence the direction of the management and policies of the Company.

Income Taxes

Income taxes are accounted for under an asset and liability approach in accordance with ASC 740, “Income Taxes”. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the unaudited statements of operations.

ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s unaudited financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company does not have a liability for unrecognized income tax benefits.

Advertising and Marketing Costs

Advertising and marketing expenses are recorded as marketing expenses when they are incurred. The Company incurred no advertising and marketing expense for the for the three and nine months ended September 30, 2022 and 2021, respectively.

Research and Development

All research and development costs are expensed as incurred. The Company incurred no research and development expense for the for the three and nine months ended September 30, 2022 and 2021, respectively.

F-8

Revenue Recognition

On February 25, 2021 (date of acquisition of PRRY preferred shares by Andrew Lapp), the Company adopted Accounting Standards Codification ASC 606 (“ASC 606”), Revenue from Contracts with Customers. Results for the reporting periods are presented under ASC 606.

The Company generates all of its revenue from contracts with customers. The Company recognizes revenue when we satisfy a performance obligation by transferring control of the promised services to a customer in an amount that reflects the consideration that we expect to receive in exchange for those services. The Company determines revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer.
2.	Identification of the performance obligations in the contract.
3.	Determination of the transaction price.
4.	Allocation of the transaction price to the performance obligations in the contract
5.	Recognition of revenue when, or as, we satisfy a performance obligation.

Revenue is recognized from retail sales when the product is shipped to the customer, provided that collection of the resulting receivable is reasonably assured. Payment is due at the time of sale. Revenue excludes any amounts collected on behalf of third parties, including sales taxes.

Inventories

The Company resells replacement parts shipped to the customer. The Company's inventories are valued by the first-in, first-out (“FIFO”) cost method and are stated at the lower of cost or net realizable value. The Company had inventories of $39,018 and $0, consisting of finished goods, as of September 30, 2022 and December 31, 2021, respectively.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Fixed assets are examined for the possibility of decreases in value when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible Assets

Intangible assets consist of purchased technology – website. Our intangible assets are being amortized on a straight-line basis over a period of three years.

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the discounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value. There are no impairments as of September 30, 2022 and December 31, 2021.

F-9

Our impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third party comparable sales and discounted cash flow models. If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future.

Leases

In accordance with ASC 842, “Leases”, the Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease obligation. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangements generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU assets and liabilities. Lease expense for operating leases is recognized on a straight-line basis over the lease term. The Company has some lease agreements with lease and non-lease components, which are accounted for as a single lease component. The Company elected to exclude from its balance sheets recognition of leases having a term of 12 months or less (“short-term leases”). Lease expense is recognized on a straight-line basis over the lease term.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825, “Financial Instruments”, requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of September 30, 2022 and 2021, there were no financial instruments requiring fair value.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.
•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities

F-10

The carrying value of financial assets and liabilities recorded at fair value are measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

Loss per Share

The unaudited computation of net profit (loss) per share included in the Statements of Operations, represents the net profit (loss) per share that would have been reported had the Company been subject to ASC 260, “Earnings Per Share as a corporation for all periods presented.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock subject to redemption) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	September 30, 2022	December 31, 2021
Series A convertible preferred stock	300,000,000	300,000,000
Total potentially dilutive shares	300,000,000	300,000,000

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated limited revenues from operations. There can be no assurance that the Company will be able to raise additional capital and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. Currently, these contingencies include general economic conditions, competition, and governmental and political conditions.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

F-11

Credit risk

The Company is not exposed to credit risk.

Seasonality

The business is not subject to substantial seasonal fluctuations.

Major Suppliers

The Company has not entered into any contracts that obligate it to purchase a minimum quantity or exclusively from any supplier.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 – ACQUISITION OF ASSETS OF AGILE VEHICLE TECHNOLOGIES LIMITED

On November 22, 2021, as amended April 6, 2022, the Company acquired certain operating assets of Agile Vehicle Technologies Limited (the "Acquisition") (“Agile”). Agile is engaged in the manufacture and assembly of the MAX ATV (all-terrain vehicle) “ATV” product line. Upon the closing of the Acquisition, we received certain operating assets of Agile, consisting of intellectual property and tooling.

The purchase price of the operating assets of Agile was the issuance 57,500,000 shares of common stock, valued at $230,000 (based on the estimated fair value of the stock on the date of issuance). In addition, there is a cash payment of $200,000. The Company accounted for the Acquisition using the acquisition method of accounting.

The estimated fair value of the tangible and intangible assets acquired as of the date of Acquisition was allocated to tooling valued at $430,000.

NOTE 5 – PROPERTY AND Equipment

Property and Equipment consisted of the following as of:

	Estimated Life	September 30, 2022	December 31, 2021

Acquired tooling	5 years	$430,000	$430,000
Machinery and equipment	3 years	8,382	8,382
Accumulated depreciation		(2,095)	–
		$436,287	$438,382

Depreciation expense was $698 and $2,095 and $0 and $0 for the three and nine months ended September 30, 2022 and 2021, respectively, and is classified in general and administrative expenses in the Statements of Operations.

F-12

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consisted of the following as of:

	Estimated Life	September 30, 2022	December 31, 2021

Website	3 years	$7,063	$3,556
Accumulated amortization		(1,572)	(99)
		$5,491	$3,457

Amortization
Year ending:	Expense
2022 (remaining three months)	$589
2023	2,354
2024	2,354
2025	194
Total amortization	$5,491

Amortization expense was $588 and $1,473 and $0 and $0 for the three and nine months ended September 30, 2022 and 2021, respectively, and is classified in general and administrative expenses in the Statements of Operations.

NOTE 7 – SHORT-TERM NOTES PAYABLE

The Company borrows funds from third parties from time to time for working capital purposes. On September 22, 2022, the Company borrowed $30,000 with fifty-two weekly repayments of $673 for a balance due of $29,327 as of September 30, 2022.

NOTE 8 – DEBT TO SHAREHOLDER

In fiscal year 2021, the Company borrowed a total of $345,075 from entities controlled by a director of the Company for working capital purposes. The promissory notes (“Loans”) pays interest at 18% per annum, accruing monthly, and was due and payable on the third anniversary of the loan agreement. The Loans were issued with an original issue discount of $9,200 from the face value of the Loans.

On July 20, 2022, the Company borrowed a total of $45,100 from an entity controlled by a director of the Company for working capital purposes. The promissory note pays interest at 18% per annum, accruing monthly, and was due and payable on the first anniversary of the loan agreement.

Principal payments on convertible promissory debentures are due as follows:

Year ending December 31,
2022	$99,722
2023	$142,585
2024	125,640
$367,947

F-13

NOTE 9 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has 10,000,000 authorized shares of Series A Convertible Preferred Stock, $0.001 par value, with such rights, preferences and designation and to be issued in such series as determined by the Board of Directors. The Series A Convertible Preferred Stock holders are entitled to 3,000 shares of Common Stock for each share of Series A Convertible Preferred Stock owned and they are not entitled to dividends. On February 25, 2021, Mina Mar Corporation entered into a securities purchase agreement pursuant to which it sold its 100,000 shares of preferred stock for $95,000 to Planet Resource Recovery, Inc. (“Company”), a Nevada corporation. There are 100,000 and zero shares of Series A Convertible Preferred Stock outstanding as of September 30, 2022 and December 31, 2021, respectively.

Common Stock

In February 2022, the Company initiated a private offering to sell up to 75,000,000 common shares at a price of $0.004 per share to accredited investors. During the nine months ended September 30, 2022 the Company sold 27,000,000 shares of common stock totaling $108,000.

On November 22, 2021, as amended April 6, 2022, the Company acquired certain operating assets of Agile The purchase price of the operating assets of Agile was the issuance 57,500,000 shares of common stock, valued at $230,000 (based on the estimated fair value of the stock on the date of issuance). In addition, there is a cash payment of $200,000 (see Note 4).

NOTE 10 – Related Party Transactions

Other than as disclosed in Notes 7and 13, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

Employment Contracts

On March 1, 2022, the Company entered into a Business Consulting Agreement with Mr. Galen Reich, the Company’s President, Treasurer, and Secretary. The Engagement agreement terminates February 26, 2027. Under this Business Consulting agreement, Mr. Reich will be paid $11,333 per month.

Investor Relations Consulting Agreement

On June 10, 2021, the Company entered into an Investor Relations Consulting Agreement with Mina Mar. The Agreement is for a term of 12 months and pays $2,950 per month.

NOTE 11 – OPERATING LEASE

Effective October 1, 2021, the Company entered into a 12-month lease for its corporate offices located at 6321 Porter Road, Suite 7, Sarasota, Florida 34240. The corporate office is leased in installments of approximately $650 per month.

Operating lease cost was $1,950 and $5,850 and $0 and $0 for the three and nine months ended September 30, 2022 and 2021, respectively.

F-14

NOTE 12 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic and diluted earnings (loss) per share are the same since net losses for all periods presented and including the additional potential common shares would have an anti-dilutive effect.

The following table sets forth the computation of basic and diluted net income per share:

	Nine Months Ended September 30,		Three Months Ended September 30,
	2022	2021	2022	2021

Net loss attributable to the common stockholders	$(160,526)	$(10,000)	$(52,978)	$0

Basic weighted average outstanding shares of common stock	354,835,084	271,855,230	361,922,996	277,422,996
Dilutive effect of options and warrants	–	–	–	–
Diluted weighted average common stock and common stock equivalents	354,835,084	271,855,230	361,922,996	277,422,996

Loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$0.00

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. The Company is currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results.

F-15

NOTE 14 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after September 30, 2022 up through the date the financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the period ended September 30, 2022, except the following:

Common Stock

In October and November 2022, the Company sold 5,000,000 shares of common stock totaling $20,000 in its private offering at a price of $0.004 per share to investors, including 3,750,000 common shares totaling $15,000 to Mr. Galen Reich, the Company’s President, Treasurer, and Secretary.

In October 2022, the Company issued 31,250,000 shares of common stock to Andrew Lapp as consideration and in exchange for his 2022 salary of $125,000, at a price per share of $0.004. The Company also issued 12,500,000 shares to Gerald Mounger as payment for his 2022 salary of $50,000, at a price per share of $0.004. The Company granted a restricted stock award of 37,500,000 to Mr. Galen Reich, the Company’s President. The restricted shares will vest within a 5 year period in installments of 1/5 each on each anniversary of the date in Mr. Galen Reich completes one year of services for the benefit of the Company.

In October of 2022, the Company issued 37,500,000 to Agile as final consideration for the assets purchased by the Company as buyer and Agile as seller pursuant to the Asset Purchase Agreement executed between the company and Agile on November 22, 2021.

Advances from Shareholder

The Company borrows funds from the Company’s Director for working capital purposes from time to time. The Company received advances of $2,500 and made repayments of $1,500 through November 4, 2022. Advances are non-interest bearing and due on demand.

F-16

PLANET RESOURCE RECOVERY, INC.

UNAUDITED CONDENSED BALANCE SHEETS

	December 31,
	2021	2020

ASSETS
Current assets:
Cash	$30,426	$–
Other current assets	5,959	–
Total current assets	36,385	–

Property and equipment, net	438,382	–
Intangible assets, net	3,457	–
Deferred offering costs	50,000	–
Total assets	$528,224	$–

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion notes payable	$95,190	$–
Total current liabilities	95,190	–
Long-term liabilities:
Long-term notes payable - related party, less unamortized debt issuance costs of $8,689 and $0, respectively	233,897	–
Total long-term liabilities	233,897	–
Total liabilities	329,087	–

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 100,000 shares issued and outstanding at December 31, 2021 and 2020, respectively	100	100
Common stock, $0.001 par value, 1,000,000,000 shares authorized; 334,922,996 and 267,422,996 shares issued and outstanding at December 31, 2021 and 2020, respectively	334,923	267,423
Additional paid-in capital	(95,023)	(267,523)
Accumulated deficit	(40,863)	–
Total stockholders' deficit	199,137	–
Total liabilities and stockholders' deficit	$528,224	$–

The accompanying notes are an integral part of these financial statements

F-17

PLANET RESOURCE RECOVERY, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2021	2020

Net revenues	$–	$–

Cost of sales	–	–

Gross Profit	–	–

Operating expenses:
General and administrative	35,176	–
Total operating expenses	35,176	–
Loss from operations	(35,176)	–

Other expense:
Interest expense	5,176	–
Interest expense - original issuance costs	511	–
Total other expense	5,687	–

Loss before income taxes	(40,863)	–
Income taxes	–	–

Net loss	$(40,863)	$–

Net loss per share, basic and diluted	$(0.00)	$–

Weighted average number of shares outstanding
Basic and diluted	279,402,448	267,422,937

The accompanying notes are an integral part of these financial statements

F-18

PLANET RESOURCE RECOVERY, INC.

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of January 1, 2020	100,000	$100	267,422,996	$267,423	$(267,523)	$–	$–
Balance as of December 31, 2020	100,000	100	267,422,996	267,423	(267,523)	–	–

Balance as of January 1, 2021	100,000	$100	267,422,996	$267,423	$(267,523)	$–	$–
Issuance of common stock for acquired assets	–	–	57,500,000	57,500	172,500	–	230,000
Common stock issued to third party for services	–	–	10,000,000	10,000	–	–	10,000
Net loss	–	–	–	–	–	(40,863)	(40,863)
Balance as of December 31, 2021	100,000	$100	334,922,996	$334,923	$(95,023)	$(40,863)	$199,137

The accompanying notes are an integral part of these financial statements

F-19

PLANET RESOURCE RECOVERY, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(40,863)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	–	–
Amortization expense	99	–
Stock issued for services	10,000	–
Changes in operating assets and liabilities:
Deferred offering costs	(50,000)	–
Other current assets	(5,959)	–
Net cash used in operating activities	(86,723)	–

Cash flows from investing activities:
Acquisition of assets	(208,382)
Purchase of intangible assets	(3,556)	–
Net cash used in investing activities	(211,938)	–

Cash flows from financing activities:
Proceeds from notes payable	345,075
Repayments of notes payable	(15,988)	–
Net cash provided by financing activities	329,087	–

Net decrease in cash	30,426	–

Cash at beginning of period	–	–
Cash at end of period	$30,426	$–

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

Non-cash investing and financing activities:
None

The accompanying notes are an integral part of these financial statements

F-20

PLANET RESOURCE RECOVERY, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Planet Resource Recovery, Inc. (“Company” or “PRRY”) is a Nevada based company that has recently acquired the intellectual property and tooling associated with the MAX ATV (all-terrain vehicle) “ATV” product line and will begin manufacturing MAX ATVs (originally manufactured by Recreatives Industries Inc. between 1970-2013) in New York state. The Company’s management has a collective 56-plus years of experience in manufacturing, engineering, business management, ecommerce, and finance, and the company President was General Manager of Recreatives Industries for more than 20 years. The Company will capitalize on MAX’s brand legacy of 52 years as well as the proven product design embedded in all the intellectual property developed over decades and now exclusive to the Company. The Company will initially focus on building the recreational/light utility MAX ATV product line from existing, proven designs, which will serve to rebuild the supply chain and re-gain acceptance more rapidly into the broader global ATV market which continues to grow at over 930,000 units per year. Once the supply infrastructure, assembly line, and sales channels have all been re-activated and developed for the MAX ATV product line, the Company has forward-looking plans to diversify its product portfolio by investing heavily in focused R&D to bring pragmatic new vehicles and accessories to market in a compressed timeframe.

MAX Six-Wheel Drive Amphibious All-Terrain Vehicles carry a long history in the ATV industry. First launched in 1969, the MAX ATV earned its reputation as one of the world's most popular amphibious ATVs. Planet Resource Recovery, Inc. is in the process of re-launching the entire product line including the accessories and parts business operated by the original manufacturer.

Acquisition of PRRY Preferred Stock

On February 25, 2021, Mr. Andrew Lapp, a natural person for a company, Gulf Coast Mercantile LLC, a Florida LLC, (the “Purchaser”) personally acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Planet Resource Recovery, Inc. (“Company”), a Nevada corporation, (the “Company” or the “Registrant”) from Mina Mar Corporation, a Florida corporation (the “Seller”) (the “Purchase”). The consideration of $95,000 for the purchase was paid in cash provided to the Purchaser from the individual’s private funds.

As a result of the Purchase and change of control of the Registrant, the existing officer and director of the Company, Mr. Miro Zecevic has resigned and Mr. Andrew Lapp has become the Company’s CEO and Chairman, Mr. Gerald Mounger, a director, and Mr. Galen Reich, the Company’s President, Treasurer, and Secretary.

On May 26, 2022, the Company increased its authorized common stock to 1,460,000,000 shares and designated 10,000,000 shares of Preferred Stock as Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock holders are entitled to 3,000 shares of Common Stock for each share of Series A Convertible Preferred Stock owned and they are not entitled to dividends. There are 100,000 shares of Series A Convertible Preferred Stock outstanding as of December 31, 2021 and 2020.

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and stated in U.S. dollars. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

F-21

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Fiscal year end

The Company’s fiscal year end is December 31.

Going Concern

The Company’s financial statements are prepared using US GAAP applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has limited revenues to cover its operating costs, has a lack of operational history, and has an accumulated deficit of $40,863 as of December 31, 2021. These conditions raise substantial doubt about the company’s ability to continue as a going concern. The Company will engage in limited activities without incurring significant liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek additional funding as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to US GAAP and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of these financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

F-22

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Cash Flows Reporting

The Company follows ASC 230, “Statement of Cash Flows”, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category. The Company uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230 to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or influence the direction of the management and policies of the Company.

Income Taxes

Income taxes are accounted for under an asset and liability approach in accordance with ASC 740, “Income Taxes”. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the unaudited statements of operations.

ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s unaudited financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company does not have a liability for unrecognized income tax benefits.

Advertising and Marketing Costs

Advertising and marketing expenses are recorded as marketing expenses when they are incurred. The Company incurred no advertising and marketing expense for the years ended December 31, 2021 and 2020, respectively.

F-23

Research and Development

All research and development costs are expensed as incurred. The Company incurred no research and development expense for the for the years ended December 31, 2021 and 2020, respectively.

Revenue Recognition

On February 25, 2021 (date of acquisition of PRRY preferred shares by Andrew Lapp), the Company adopted Accounting Standards Codification ASC 606 (“ASC 606”), Revenue from Contracts with Customers. Results for the reporting periods are presented under ASC 606.

The Company generates all of its revenue from contracts with customers. The Company recognizes revenue when we satisfy a performance obligation by transferring control of the promised services to a customer in an amount that reflects the consideration that we expect to receive in exchange for those services. The Company determines revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer.
2.	Identification of the performance obligations in the contract.
3.	Determination of the transaction price.
4.	Allocation of the transaction price to the performance obligations in the contract
5.	Recognition of revenue when, or as, we satisfy a performance obligation.

Revenue is recognized from retail sales when the product is shipped to the customer, provided that collection of the resulting receivable is reasonably assured. Payment is due at the time of sale. Revenue excludes any amounts collected on behalf of third parties, including sales taxes.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Fixed assets are examined for the possibility of decreases in value when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible Assets

Intangible assets consist of purchased technology – website. Our intangible assets are being amortized on a straight-line basis over a period of three years.

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable.  The carrying amount is not recoverable if it exceeds the sum of the discounted cash flows expected to result from the use and eventual disposition of the asset.  If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value. There are no impairments as of December 31, 2021 and 2020.

F-24

Our impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third party comparable sales and discounted cash flow models. If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future.

Leases

In accordance with ASC 842, “Leases,” the Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease obligation. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangements generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU assets and liabilities. Lease expense for operating leases is recognized on a straight-line basis over the lease term. The Company has some lease agreements with lease and non-lease components, which are accounted for as a single lease component. The Company elected to exclude from its balance sheets recognition of leases having a term of 12 months or less (“short-term leases”). Lease expense is recognized on a straight-line basis over the lease term.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825, “Financial Instruments,” requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2021 and 2020, there were no financial instruments requiring fair value.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.
•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities

F-25

The carrying value of financial assets and liabilities recorded at fair value are measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

Loss per Share

The unaudited computation of net profit (loss) per share included in the Statements of Operations, represents the net profit (loss) per share that would have been reported had the Company been subject to ASC 260, “Earnings Per Share as a corporation for all periods presented.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock subject to redemption) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	December 31, 2021	December 31, 2020
Series A convertible preferred stock	300,000,000	300,000,000
Total potentially dilutive shares	300,000,000	300,000,000

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated limited revenues from operations. There can be no assurance that the Company will be able to raise additional capital and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. Currently, these contingencies include general economic conditions, competition, and governmental and political conditions.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is not exposed to credit risk.

F-26

Seasonality

The business is not subject to substantial seasonal fluctuations.

Major Suppliers

The Company has not entered into any contracts that obligate it to purchase a minimum quantity or exclusively from any supplier.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 – ACQUISITION OF ASSETS OF AGILE VEHICLE TECHNOLOGIES LIMITED

On November 22, 2021, as amended April 6, 2022, the Company acquired certain operating assets of Agile Vehicle Technologies Limited (the “Acquisition”) (“Agile”). Agile is engaged in the manufacture and assembly of the MAX ATV (all-terrain vehicle) “ATV” product line. Upon the closing of the Acquisition, we received certain operating assets of Agile, consisting of intellectual property and tooling.

The purchase price of the operating assets of Agile was the issuance 57,500,000 shares of common stock, valued at $230,000 (based on the estimated fair value of the stock on the date of issuance). In addition, there is a cash payment of $200,000. The Company accounted for the Acquisition using the acquisition method of accounting.

The estimated fair value of the tangible and intangible assets acquired as of the date of Acquisition was allocated to tooling valued at $430,000.

NOTE 5 – PROPERTY AND Equipment

Property and Equipment consisted of the following as of:

	Estimated Life	December 31, 2021	December 31, 2021

Acquired tooling	5 years	$430,000	$–
Machinery and equipment	3 years	8,382	–
Accumulated depreciation		–	–
		$438,382	$–

The Company had no depreciation expense for the years ended December 31, 2021 and 2020, respectively.

F-27

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consisted of the following as of:

	Estimated Life	December 31, 2021	December 31, 2020

Website	3 years	$3,556	$–
Accumulated amortization		(99)	–
		$3,457	$–

Amortization
Year ending:	Expense
2022	$1,185
2023	1,185
2024	1,087
Total amortization	$3,457

Amortization expense was $99 and $0 for the years ended December 31, 2021 and 2020, respectively, and is classified in general and administrative expenses in the Statements of Operations.

NOTE 7 – DEBT TO SHAREHOLDER

In fiscal year 2021, the Company borrowed a total of $345,075 from entities controlled by a director of the Company for working capital purposes. The promissory notes (“Loans”) pays interest at 18% per annum, accruing monthly, and was due and payable on the third anniversary of the loan agreement. The Loans were issued with an original issue discount of $9,200 from the face value of the Loans.

Principal payments on convertible promissory debentures are due as follows:

Year ending December 31,
2022	$96,618
2023	115,517
2024	125,641
$337,776

F-28

NOTE 8 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has 10,000,000 authorized shares of Series A Convertible Preferred Stock, $0.001 par value, with such rights, preferences and designation and to be issued in such series as determined by the Board of Directors. The Series A Convertible Preferred Stock holders are entitled to 3,000 shares of Common Stock for each share of Series A Convertible Preferred Stock owned and they are not entitled to dividends. On February 25, 2021, Mina Mar Corporation entered into a securities purchase agreement pursuant to which it sold its 100,000 shares of preferred stock for $95,000 to Planet Resource Recovery, Inc. (“Company”), a Nevada corporation. There are 100,000 and zero shares of Series A Convertible Preferred Stock outstanding as of December 31, 2021 and 2020, respectively.

Common Stock

On November 22, 2021, as amended April 6, 2022, the Company acquired certain operating assets of Agile The purchase price of the operating assets of Agile was the issuance 57,500,000 shares of common stock, valued at $230,000 (based on the estimated fair value of the stock on the date of issuance). In addition, there is a cash payment of $200,000 (see Note 4).

NOTE 9 – Related Party Transactions

Other than as disclosed in Notes 7 and 15, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

Investor Relations Consulting Agreement

On June 10, 2021, the Company entered into an Investor Relations Consulting Agreement with Mina Mar. The Agreement is for a term of 12 months and pays $2,950 per month.

NOTE 10 – INCOME TAXES

At December 31, 2021, net operating loss carry forwards for Federal and state income tax purposes totaling approximately $9,900 available to reduce future income which under the Tax Cuts and Jobs Act of 2018, allows for an indefinite carryforward period, with carryforwards limited to 80% of each subsequent year’s net income. There is no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

A reconciliation of the statutory income tax rates and the effective tax rate is as follows:

	December 31,
	2021	2020

Statutory U.S. federal rate	21.0%	21.0%
State income tax, net of federal benefit	3.5%	3.5%
Permanent differences	0.0%	0.0%
Valuation allowance	(24.5)%	(24.5)%

Provision for income taxes	0.0%	0.0%

F-29

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	December 31,
	2021	2020

Deferred tax assets:
Net operating loss carry forwards	$9,895	$–
Valuation allowance	(9,895)	–

	$–	$–

Major tax jurisdictions are the United States and Florida. All of the tax years will remain open three and four years for examination by the Federal and state tax authorities, respectively, from the date of utilization of the net operating loss. There are no tax audits pending.

NOTE 11 – OPERATING LEASE

Effective October 1, 2021, the Company entered into a 12-month lease for its corporate offices located at 6321 Porter Road, Suite 7, Sarasota, Florida 34240. The corporate office is leased in installments of approximately $650 per month.

Operating lease cost was $1,950 and $0 for the years ended December 31, 2021 and 2020, respectively.

NOTE 12 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic and diluted earnings (loss) per share are the same since net losses for all periods presented and including the additional potential common shares would have an anti-dilutive effect.

F-30

The following table sets forth the computation of basic and diluted net income per share:

	Years Ended December 31,
	2022	2021

Net loss attributable to the common stockholders	$(40,863)	$0

Basic weighted average outstanding shares of common stock	279,402,448	267,422,937
Dilutive effect of options and warrants	–	–
Diluted weighted average common stock and common stock equivalents	279,402,448	267,422,937

Loss per share:
Basic and diluted	$(0.00)	$0.00

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. The Company is currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results.

NOTE 14 – RESTATEMENT

Subsequent to the Company’s filing of its Annual Report – Disclosure Statement which include consolidated financial statements for the year ended December 31, 2021, the management became aware that it had not presented and disclosed the Company’s financials properly. The error had a significant effect on our previously issued financial statements for the year ended December 31, 2021.

F-31

As a result, the Company is restating its previously issued consolidated financial statements for the year ended 2021, to correct the error noted above. Accordingly, the accompanying balance sheet and statements of operations for the periods described in the preceding sentence have been retroactively adjusted as summarized below:

	As Previously		Retroactive
Effect of Correction of Accounting Error	Reported	As Restated	Adjustment

BALANCE SHEET
At December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$32,926	$30,426	$(2,500)
Other current assets	–	5,959	5,959
Total current assets	32,926	36,385	3,459

Property and equipment, net	207,556	438,382	230,826
Intangible assets, net	–	3,457	3,457
Deferred offering costs	–	50,000	50,000
Total assets	$240,482	$528,224	$287,742

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion notes payable	$–	$95,190	$95,190
Total current liabilities	–	95,190	95,190
Long-term liabilities:
Long-term notes payable, less unamortized debt issuance costs	337,775	233,897	(103,878)
Total long-term liabilities	337,775	233,897	(103,878)
Total liabilities	337,775	329,087	(8,688)

Stockholders' deficit:
Preferred stock	10	100	90
Common stock	277,423	334,923	57,500
Additional paid-in capital	13,761,798	(95,023)	(13,856,821)
Accumulated deficit	(14,136,524)	(40,863)	14,095,661
Total stockholders' deficit	(97,293)	199,137	296,430
Total liabilities and stockholders' deficit	$240,482	$528,224	$287,742

The accompanying notes are an integral part of these financial statements

F-32

	As Previously		Retroactive
	Reported	As Restated	Adjustment

STATEMENT OF OPERATIONS
Year Ended December 31, 2021
Net revenues	$233,006	$–	$(233,006)

Cost of sales	75,079	–	(75,079)

Gross Profit	157,927	–	(157,927)

Operating expenses:
Selling, general and administrative	218,243	40,863	(177,380)
Total operating expenses	218,243	40,863	(177,380)
Loss from operations	(60,316)	(40,863)	19,453

Other (income) expense:
Interest income	(23,530)	–	23,530
Interest expense	34,986	–	(34,986)
Total other expense	11,456	–	(11,456)

Loss before income taxes	(71,772)	(40,863)	30,909
Income taxes	–	–	–

Net loss	$(71,772)	$(40,863)	$30,909

The accompanying notes are an integral part of these financial statements

F-33

	As Previously		Retroactive
	Reported	As Restated	Adjustment

STATEMENT OF CASH FLOWS
Year Ended December 31, 2021
Cash flows from operating activities:
Net loss	$(71,772)	$(40,863)	$30,909
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	–	99	99
Stock issued for services	–	10,000	10,000
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	203,840	–	(203,840)
Decrease/(increase) in inventory	75,136	–	(75,136)
Decrease/(increase) in deferred offering costs	–	(50,000)
Decrease/(increase) in other current assets	–	(5,959)	(5,959)
Decrease/(increase) in accounts payable	(432,021)	–	432,021
Decrease/(increase) in line of credit	(60,029)	–	60,029
Decrease/(increase) in notes payable	(385,265)	–	385,265
Decrease/(increase) in subscriptions	(21,500)	–	21,500
Decrease/(increase) in accrued expenses	(331,564)	–	331,564
Cash flow from operating activities	(1,023,175)	(86,723)	986,452

Cash flows from investing activities:
Purchase of property and equipment	5,769	(208,382)	(214,151)
Additions/disposal of intellectual properties	(207,556)	(3,556)	204,000
Cash flow from (used in) investing activities	(201,787)	(211,938)	(10,151)

Cash flows from financing activities:
Borrowings during (repaid) the year	240,462	329,087	88,625
Promissory notes (repaid) during the year	(231,308)	–	231,308
Issuance of share capital	1,125,394	–	(1,125,394)
Net cash provided by financing activities	1,134,548	329,087	(805,461)

Net decrease in cash	(90,414)	30,426	170,840

Cash at beginning of period	123,340	–	–
Cash at end of period	$32,926	$30,426	$170,840

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$–	$–	$–
Income taxes	$–	$–	$–

Non-cash investing and financing activities:
None	$–	$–	$–

The accompanying notes are an integral part of these financial statements

F-34

	As Previously		Retroactive
	Reported	As Restated	Adjustment
BALANCE SHEET
At December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$123,340	$–	$(123,340)
Accounts receivable	203,840	–	(203,840)
Inventory	75,136	–	(75,136)
Total current assets	402,316	–	(402,316)

Property and equipment, net	5,769	–	(5,769)
Total assets	$408,085	$–	$(408,085)

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$432,021	$–	$(432,021)
Bank line of credit	60,029	–	(60,029)
Note payable - current	385,265	–	(385,265)
Accrued expenses	331,564	–	(331,564)
Subscriptions received	21,500	–	(21,500)
Convertible promissory notes	231,308	–	(231,308)
Total current liabilities	1,461,687	–	(1,461,687)
Long-term liabilities:
Long-term debt	40,313		(40,313)
Borrowings	57,000	–	(57,000)
Total long-term liabilities	97,313	–	(97,313)
Total liabilities	1,559,000	–	(1,559,000)

Stockholders' deficit:
Preferred stock	30	100	70
Common stock	274,923	267,423	(7,500)
Additional paid-in capital	12,638,884	(267,523)	(12,906,407)
Accumulated deficit	(14,064,752)	–	14,064,752
Total stockholders' deficit	(1,150,915)	–	1,150,915
Total liabilities and stockholders' deficit	$408,085	$–	$(408,085)

The accompanying notes are an integral part of these financial statements

F-35

In addition, the company enhanced its disclosures relating to statement of consolidated stockholder’s equity, earnings per share, and stockholder’s deficit note.

NOTE 15 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2021 up through the date the financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the period ended December 31, 2021, except the following:

Common Stock

In February 2022, the Company initiated a private offering to sell up to 75,000,000 common shares at a price of $0.004 per share to accredited investors. Subsequent to December 31, 2021, the Company sold 32,000,000 shares of common stock totaling $128,000 in its private offering at a price of $0.004 per share to investors, including 3,750,000 common shares totaling $15,000 to Mr. Galen Reich, the Company’s President, Treasurer, and Secretary.

Advances from Shareholder

The Company borrows funds from the Company’s Director for working capital purposes from time to time. The Company received advances of $2,500 and made repayments of $1,500 through November 4, 2022. Advances are non-interest bearing and due on demand.

Debt to Shareholder

On July 20, 2022, the Company borrowed a total of $45,100 from an entity controlled by a director of the Company for working capital purposes. The promissory note pays interest at 18% per annum, accruing monthly, and was due and payable on the first anniversary of the loan agreement.

Short-term Note Payable

The Company borrows funds from third parties from time to time for working capital purposes. On September 22, 2022, the Company borrowed $30,000 with fifty-two weekly repayments of $673 for a balance due of $25,960 as of November 4, 2022.

Employment Contracts

On March 1, 2022, the Company entered into a Business Consulting Agreement with Mr. Galen Reich, the Company’s President, Treasurer, and Secretary. The Engagement agreement terminates February 26, 2027. Under this Business Consulting agreement, Mr. Reich will be paid $11,333 per month.

F-36

Part III – EXHIBITS

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date Filed	Exhibit #	Herewith
2.1	Amended and Restated Articles of Incorporation				X
2.2
2.3	Custodian Consent				X
2.6	Bylaws				X
4.1	Form of Subscription Agreement				X
6.1	Asset Purchase Agreement by and between Planet Resource Recovery, Inc. and Agile Vehicle Technologies Limited dated November 22, 2021				X
6.2	Share Exchange Agreement by and between Planet Resource Recovery, Inc. and Agile Vehicle Technologies Limited dated November 22, 2021				X
6.4	Employment Consulting Agreement with Galen Reich				X
11.1	Consent of Wilson Bradshaw LLP (included in Exhibit 12.1 below)				X
12.1	Opinion of Wilson Bradshaw, LLP				X

_________________

*To be filed by amendment

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in Sarasota Florida, on December 9, 2022.

PLANET RESOURCE RECOVERY, INC.

By:	/s/ Andrew Lapp
Andrew Lapp
Chief Executive Officer and Chairman (Principal Executive Officer)

This Offering Statement has been signed below by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ Andrew Lapp	Chief Executive Officer, Chairman	December 9, 2022
Andrew Lapp

III-2